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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 27, 2020

Dear Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Skyworks Solutions, Inc., to be held at 2:00 p.m. Eastern Daylight Time, on Wednesday, May 6, 2020. The Annual Meeting will be held online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SWKS2020, where you will be able to listen to the meeting live, submit questions, and vote. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. We intend to resume our historical practice of holding an in-person meeting next year. We look forward to your participation online or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting online, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, if you are a stockholder of record, we urge you to complete the proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete and submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. If you do attend the Annual Meeting online and wish to vote at that time, you may revoke a previously submitted proxy by voting at the meeting.

Sincerely yours,

David J. Aldrich
Chairman of the Board

Notice of Annual Meeting of Stockholders To Be Held on Wednesday, May 6, 2020

To the Stockholders of Skyworks Solutions, Inc.:

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Skyworks Solutions, Inc. (the “Company”), will be held on Wednesday, May 6, 2020, at 2:00 p.m. Eastern Daylight Time. The Annual Meeting will be held online, accessed through the site www.virtualshareholdermeeting.com/SWKS2020, to consider and act upon the following proposals:

  1.
  To elect nine individuals nominated to serve as directors of the Company with terms expiring at the 2021 Annual Meeting of Stockholders and named in the Proxy Statement;

  2.
  To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2020;

  3.
  To approve, on an advisory basis, the compensation of the Company’s named executive officers;

  4.
  To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan, as Amended;

  5.
  To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities;

  6.
  To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person;

  7.
  To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors;

  8.
  To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders;

  9.
  To consider one stockholder proposal, if properly presented at the Annual Meeting; and

  10.
  To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 12, 2020, are entitled to notice of and to vote at the Annual Meeting. To ensure your representation at the Annual Meeting, we urge you to submit a proxy promptly in one of the following ways whether or not you plan to attend the Annual Meeting online: (a) by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose; (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or (c) by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card. The Proxy Statement accompanying this notice describes each of the items of business listed above in more detail. Our Board of Directors recommends: a vote “FOR” the election of the nominees for director named in Proposal 1 of the Proxy Statement; a vote “FOR” Proposal 2, ratifying the selection of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2020; a vote “FOR” Proposal 3, approving, on an advisory basis, the compensation of the Company’s named executive officers; a vote “FOR” Proposal 4, approving the amendment to the Company’s 2002 Employee Stock Purchase Plan, as Amended; a vote “FOR” each of Proposals 5–8, approving amendments to the Company’s Restated Certificate of Incorporation; and a vote “AGAINST” Proposal 9, a non-binding stockholder proposal.

The accompanying Proxy Statement includes further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting, and submit questions online during the Annual Meeting. A complete list of registered stockholders will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/SWKS2020.

By Order of the Board of Directors,
Robert J. Terry Senior Vice President, General Counsel and Secretary

Proxy Statement 2020

Proxy Statement 2020 Annual Meeting of Stockholders

Proxy Statement Summary

This summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in advance of the 2020 Annual Meeting of Stockholders, and we encourage you to read the entire Proxy Statement before voting your shares.

2020 Annual Meeting of Stockholders

Date & Time	Virtual Meeting Access	Record Date
May 6, 2020 2:00 p.m. Eastern Daylight Time	www.virtualshareholdermeeting.com/SWKS2020	March 12, 2020

Matters to be Voted Upon

Your vote is very important to us. Please cast your vote on all of the proposals to ensure that your shares are represented.

Proxy Statement  |  Page 11

General Information

How do we refer to Skyworks in this Proxy Statement?

The terms “Skyworks,” “the Company,” “we,” “us,” and “our” refer to Skyworks Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.

When and where is our Annual Meeting?

The Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Wednesday, May 6, 2020, at 2:00 p.m. Eastern Daylight Time. The Annual Meeting will be held online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SWKS2020. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding an in-person annual meeting in 2021.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

•
Proposal 1: The election of the nine nominees named in this Proxy Statement to our Board of Directors to serve until the 2021 Annual Meeting of Stockholders.
•
Proposal 2: The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 2, 2020 (“fiscal year 2020”).
•
Proposal 3: The approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under “Compensation Discussion and Analysis,” and in the executive compensation tables and accompanying narrative disclosures in this Proxy Statement.
•
Proposal 4: The approval of an amendment to the Company’s 2002 Employee Stock Purchase Plan, as Amended.
•
Proposals 5, 6, 7, and 8: The approval of various amendments to the Company’s Restated Certificate of Incorporation regarding elimination of supermajority vote provisions.
•
Proposal 9: A non-binding stockholder proposal regarding a right by stockholders to act by written consent, if properly presented at the Annual Meeting.

The stockholders will also act on any other business that may properly come before the meeting.

What is included in our proxy materials?

The Company’s Annual Report, which includes financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for the fiscal year ended September 27, 2019 (“fiscal year 2019”), accompanies this Proxy Statement. This Proxy Statement and form of proxy, and/or notice of access thereto, are being first mailed to stockholders on or about March 27, 2020. The Proxy Statement and the Company’s Annual Report are available at www.skyworksinc.com/annualreport.

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Who can vote at our Annual Meeting?

Only stockholders of record at the close of business on March 12, 2020 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 169,562,821 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting.

Is my vote important?

Yes. Your vote is important no matter how many shares you own. Please take the time to vote in the way that is easiest and most convenient for you, and cast your vote as soon as possible.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting online: (a) by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing and submitting your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting online, you may vote online at the Annual Meeting even if you have previously submitted your proxy by mail or telephone, or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere virtual attendance at the meeting without voting will not have that result).

How do I vote if I am a beneficial owner of shares held in “street name”?

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a

“nominee,” and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information regarding how to instruct your broker (or other nominee) as to the voting of your “street name” shares.

How do I vote if I am a participant in the Skyworks 401(k) Savings and Investment Plan?

If you are a participant in the Skyworks 401(k) Savings and Investment Plan (the “401(k) Plan”), you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Can I change my vote after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting online and voting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s executive offices at Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Secretary, before the taking of the vote at the Annual Meeting. If you vote your shares over the Internet prior to the Annual Meeting, only your latest Internet vote submitted prior to the Annual Meeting will be counted at the Annual Meeting.

Proxy Statement  |  Page 13

How do I virtually attend the Annual Meeting?

You are invited to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SWKS2020, where you will be able to listen to the meeting live, submit questions, and vote. The meeting will begin at 2:00 p.m. Eastern Daylight Time. In order to participate in the meeting, you will need the multi-digit number included in your proxy card, voter instruction form, or notice. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/SWKS2020.

Online check-in will begin at 1:45 p.m. Eastern Daylight Time on May 6, 2020, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 1:45 p.m. Eastern Daylight Time on May 6, 2020. If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, please call the phone number that will be listed at that time at www.virtualshareholdermeeting.com/SWKS2020.

If I vote by proxy, how will my vote be cast?

The persons named as attorneys-in-fact in this Proxy Statement, Liam K. Griffin and Robert J. Terry, were selected by the Board of Directors and are officers of the Company. As attorneys-in-fact, Messrs. Griffin and Terry will vote any shares represented at the meeting by proxy. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a stockholder of record in the manner provided on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified.

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

If you are a stockholder of record and deliver a proxy but do not give specific voting instructions, then the proxy holders will vote your shares as recommended by the Board of Directors.

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to “discretionary” matters, as described below, but will not be permitted to vote the shares with respect to “non-discretionary” matters. If you beneficially own shares that are held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating, and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee).

If you are a participant in the 401(k) Plan, the trustee of the 401(k) Plan will not vote your 401(k) Plan shares if the trustee does not receive voting instructions from you by 11:59 p.m. Eastern Time on May 1, 2020, unless otherwise required by law.

What is a “broker non-vote”?

A “broker non-vote” occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote “FOR” a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has “discretionary” authority on the proposal but chooses not to exercise it. “Broker non-votes” are not counted to determine the number of votes present for the particular proposal, nor are

Page 14  |  Proxy Statement

they counted as votes “FOR” or “AGAINST” the proposal in question or as abstentions, except for Proposals 5, 6, 7, and 8 regarding the approval of amendments to the Company’s Restated Certificate of Incorporation, for which broker non-votes will have the same effect as votes “AGAINST” such proposals. We count “broker non-votes” for the purpose of determining a quorum for the Annual Meeting. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

What vote is required for each matter?

Election of Directors.    Pursuant to the Company’s By-laws, a nominee will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election at the Annual Meeting exceed the votes cast “AGAINST” the nominee’s election (as long as the only director nominees are those individuals set forth in this Proxy Statement). Abstentions and “broker non-votes” will not count as votes “FOR” or “AGAINST.” If the shares you own are held in “street name,” your broker (or other nominee), as the record holder of your shares, is required to vote your shares according to your instructions. Proposal 1 is not considered to be a “discretionary” matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. In such case, a “broker non-vote” may occur, which will have no effect on the outcome of Proposal 1.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may still vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote of “AGAINST.”

Say-on-Pay Vote; Approval of 2002 Employee Stock Purchase Plan, as Amended; Stockholder Proposal.    The affirmative vote of a majority of the shares present online, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposals 3, 4, and 9. Proposals 3, 4, and 9 are not considered to be “discretionary” matters for certain brokers. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a “broker non-vote” may occur, which will have no effect on the outcome of Proposals 3, 4, and 9. Votes that are marked “ABSTAIN” are counted as present and entitled to vote with respect to Proposals 3, 4, and 9 and will have the same impact as a vote that is marked “AGAINST” for purposes of Proposals 3, 4, and 9.

Approval of Amendments to the Company’s Restated Certificate of Incorporation.    Approval of Proposals 5, 6, 7, and 8 requires the affirmative vote of the holders of at least the following percentages of the shares of our outstanding common stock, respectively: 80%, 90%, 80%, and 80%. Proposals 5-8 are not considered to be “discretionary” matters for certain brokers. If you do not instruct your broker how to vote with respect to one or more of these items, your broker may not vote your shares with respect to such proposals. In such case, a “broker non-vote” may occur, which will have the same effect as a vote that is marked “AGAINST” for purposes of such proposal. Votes that are marked “ABSTAIN” as to any of Proposals 5-8 are counted as present and entitled to vote with respect to such proposal and will have the same impact as a vote that is marked “AGAINST” for purposes of such proposal.

Proxy Statement  |  Page 15

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

FOR the election of each of the nine director nominees (Proposal 1).

FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal 2).

FOR the approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under “Compensation Discussion and Analysis,” and in the executive compensation tables and accompanying narrative disclosures (Proposal 3).

FOR the approval of an amendment to the Company’s 2002 Employee Stock Purchase Plan, as Amended (Proposal 4).

FOR the approval of amendments to the Company’s Restated Certificate of Incorporation (Proposals 5-8).

AGAINST the approval, on a non-binding basis, of a stockholder proposal regarding a right by stockholders to act by written consent (Proposal 9).

How will the votes cast at our Annual Meeting be counted?

Broadridge Financial Solutions, Inc., and our independent inspector of elections will tabulate the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the end of our Annual Meeting and will be posted on our website.

Will my vote be kept confidential?

Yes. We will keep your vote confidential unless (1) we are required by law to disclose your vote (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request on your proxy card that your name be disclosed.

What is the quorum requirement for our Annual Meeting?

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a “broker non-vote” occurs with respect to any shares of the Company’s common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, beginning at 1:45 p.m. Eastern Daylight Time on May 6, 2020, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/SWKS2020, type your question into the “Ask a Question” field, and click “Submit.” Our virtual meeting will be governed by our Annual Meeting Rules of Conduct which will include rules on permissible topics for stockholder questions and will be posted at www.virtualshareholdermeeting.com/SWKS2020.

When will Skyworks next hold an advisory vote on the frequency of say-on-pay votes?

Skyworks currently conducts an annual say-on-pay vote. The next advisory vote on the frequency of say-on-pay votes is expected to be held at our 2023 Annual Meeting of Stockholders.

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What is “householding”?

Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-3433. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

Proxy Statement  |  Page 17

 PROPOSAL 1:

Election of Directors

Under this Proposal 1, you are being asked to consider nine nominees for election to our Board of Directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The names of the nine nominees for election as directors, their current occupations, the year such nominees were first elected as directors of the Company and their Board committee memberships are set forth in the table below. Each nominee for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve, the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors, if any. No nominee or executive officer is related by blood, marriage, or adoption to any other director, nominee, or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Balakrishnan S. Iyer, age 63, the current chairman of the Audit Committee, has served as a director since 2002 and is not a director nominee up for reelection at the Annual Meeting. As a result, the number of directors constituting the Board of Directors will be reduced from ten (10) to nine (9) effective upon the election of directors at the Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement.

Director Nominees

	Director		Committee Memberships

Name and Occupation	Since	Independent	AC	CC	NCGC

David J. Aldrich Chairman of the Board, Skyworks Solutions, Inc.	2000
Alan S. Batey Retired Executive Vice President and President of N. A., General Motors	2019	•			•
Kevin L. Beebe President and Chief Executive Officer, 2BPartners, LLC	2004	•			C
Timothy R. Furey Chief Executive Officer, MarketBridge	1998	•	•		•
Liam K. Griffin President, Chief Executive Officer and Director	2016
Christine King Lead Independent Director, Skyworks Solutions, Inc. Retired Executive Chairman, QLogic Corporation	2014	•	•	C
David P. McGlade Chairman of the Board, Intelsat S.A.	2005	•	•	•
Robert A. Schriesheim Chairman, Truax Partners LLC	2006	•		•	•
Kimberly S. Stevenson Senior Vice President and General Manager, NetApp, Inc.	2018	•			•

“AC” indicates Audit Committee, “CC” indicates Compensation Committee, “NCGC” indicates Nominating and Corporate Governance Committee, and “C” indicates Committee Chair

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Immediately below this proposal is biographical information about each of the director nominees, including information regarding each nominee’s business experience for the past five years, and the names of other public companies for which each nominee has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes, and skills of each nominee led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director.

Majority Vote Standard for Election of Directors

A nominee for election as a director in an uncontested election (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected) will be elected if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. In a contested election (in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of all votes cast in such election. The election of directors at this Annual Meeting is uncontested. As a result, each nominee for election as a director at the Annual Meeting will only be elected if the votes cast “FOR” such nominee exceed the number of votes cast

“AGAINST” such nominee. As required by our corporate governance guidelines, which are available on the Investor Relations portion of the Company’s website at www.skyworksinc.com, each incumbent director who is a nominee for election as a director at the Annual Meeting submitted to the Board of Directors an irrevocable resignation that would become effective if the votes cast “FOR” such nominee’s election do not exceed the votes cast “AGAINST” such nominee’s election and our Board of Directors determines to accept his or her resignation. Upon such resignation by a nominee and pursuant to the procedures set forth in the corporate governance guidelines, the Nominating and Corporate Governance Committee will evaluate the best interests of our Company and stockholders and will recommend to our Board of Directors the action to be taken with respect to the resignation. The Board of Directors will then decide whether to accept, reject, or modify the Nominating and Corporate Governance Committee’s recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee.

Shares represented by all proxies received by the Board of Directors that are properly completed, but do not specify a choice as to the election of directors, will be voted “FOR” the election of all nine of the nominees.

Proxy Statement  |  Page 19

Nominees for Election

David J. Aldrich Chairman of the Board
Director since: 2000 Age: 63 Committee(s): None

Experience

Mr. Aldrich serves as Chairman of the Board, a position he has held since May 2014. Mr. Aldrich also served as Executive Chairman of the Company from May 2016 to May 2018, Chief Executive Officer from May 2014 to May 2016, and as President and Chief Executive Officer and as a director from April 2000 to May 2014. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1999 to September 1999, he served as Executive Vice President, and from May 1996 to May 1999, he served as Vice President and General

Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer.

Qualifications

We believe that Mr. Aldrich’s qualifications to serve as a director include his leadership experience, his strategic decision-making ability, his knowledge of the semiconductor industry, and his in-depth knowledge of Skyworks’ business.

Other Public Company Boards

Current

•
Belden Inc.
•
Acacia Communications, Inc.

Past 5 Years

•
None

Christine King Lead Independent Director
Director since: 2014 Age: 70 Committee(s): Audit, Compensation (Chair)

Experience

Ms. King has been Lead Independent Director since May 2019. Ms. King served as Executive Chairman of QLogic Corporation (a publicly traded developer of high-performance server and storage networking connectivity products) from August 2015 until August 2016, when it was acquired by Cavium, Inc. Previously, she served as a director and as Chief Executive Officer of Standard Microsystems Corporation (a publicly traded developer of silicon-based integrated circuits utilizing analog and mixed-signal technologies) from 2008 until the company’s acquisition in 2012 by Microchip Technology, Inc. Prior to Standard

Microsystems, Ms. King was Chief Executive Officer of AMI Semiconductor, Inc., a publicly traded company, from 2001 until it was acquired by ON Semiconductor Corp. in 2008.

Qualifications

We believe that Ms. King’s qualifications to serve as a director include her extensive management and operational experience in the high-tech and semiconductor industries as well as her significant strategic and financial expertise.

Other Public Company Boards

Current

•
IDACORP, Inc.

Past 5 Years

•
Cirrus Logic, Inc. (until 2018)
•
QLogic Corporation (until 2016)

Page 20  |  Proxy Statement

Liam K. Griffin President and Chief Executive Officer
Director since: 2016 Age: 53 Committee(s): None

Experience

Prior to his appointment as Chief Executive Officer and to the Board of Directors in May 2016, Mr. Griffin had served as President of the Company since May 2014. He served as Executive Vice President and Corporate General Manager from November 2012 to May 2014, Executive Vice President and General Manager, High Performance Analog from May 2011 to November 2012, and Senior Vice President, Sales and Marketing from August 2001 to May 2011. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of

Worldwide Sales from 1997 to 2001 and as Vice President of North American Sales from 1995 to 1997.

Qualifications

We believe that Mr. Griffin’s qualifications to serve as a director include his strong relationships with Skyworks’ key customers, investors, employees, and other stakeholders, as well as a deep understanding of the semiconductor industry and its competitive landscape gained through serving in several different executive positions at Skyworks.

Other Public Company Boards

Current

•
National Instruments Corporation

Past 5 Years

•
Vicor Corp. (until 2019)

Alan S. Batey
Director since: 2019 Age: 57 Committee(s): Nominating and Corporate Governance

Experience

Mr. Batey served as Executive Vice President and President of North America for General Motors Company (a publicly traded automotive manufacturer), as well as the Global Brand Chief for Chevrolet, a division of General Motors Company, from 2014 until 2019. His career spans more than 39 years with General Motors where he held various senior management positions in operations, marketing, and sales around the world.

Qualifications

We believe that Mr. Batey’s qualifications to serve as a director include his extensive senior management experience at General Motors, where he developed expertise on a broad set of complex strategic, operational, and technological matters involving the automotive industry, an industry that is expected to be a growth market for the Company. Mr. Batey was identified as a director candidate by a search firm engaged by the Nominating and Corporate Governance Committee.

Other Public Company Boards

Current

•
None

Past 5 Years

•
None

Proxy Statement  |  Page 21

Kevin L. Beebe
Director since: 2004 Age: 61 Committee(s): Nominating and Corporate Governance (Chair)

Experience

Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial, and operational advice to private equity investors and management) since 2007. In 2014, Mr. Beebe became a founding partner of Astra Capital Management (a private equity firm based in Washington, D.C.). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation (a telecommunications services company).

Qualifications

We believe that Mr. Beebe’s qualifications to serve as a director include his two decades of experience as an operating executive in the wireless telecommunications industry as well as his experience and relationships gained from advising leading private equity firms that are transacting business in the global capital markets.

Other Public Company Boards

Current

•
SBA Communications Corporation
•
Frontier Communications Corporation

Past 5 Years

•
NII Holdings, Inc. (until 2019)

Timothy R. Furey
Director since: 1998 Age: 61 Committee(s): Audit, Nominating and Corporate Governance

Experience

Mr. Furey has been Chief Executive Officer of MarketBridge (a privately owned digital marketing software and services firm) since 1991. MarketBridge provides digital marketing, predictive analytics, and sales effectiveness solutions to clients that include Fortune 1000 companies in the software, communications, financial services, life sciences, and consumer products sectors. Mr. Furey also serves as Managing Partner of the Technology Marketing Group (which advises and invests in emerging growth companies in the social media, mobile, and marketing automation markets).

Qualifications

We believe that Mr. Furey’s qualifications to serve as a director include his experience as Chief Executive Officer of MarketBridge, as well as his engagements with MarketBridge’s clients (many of which are Fortune 1000 companies), which provide him with a broad range of knowledge regarding business operations and growth strategies.

Other Public Company Boards

Current

•
None

Past 5 Years

•
None

Page 22  |  Proxy Statement

David P. McGlade
Director since: 2005 Age: 59 Committee(s): Audit, Compensation

Experience

Mr. McGlade serves as Chairman of the Board of Intelsat S.A. (a publicly traded worldwide provider of satellite communication services), a position he has held since April 2013. Mr. McGlade served as Executive Chairman of Intelsat from April 2015 to March 2018, prior to which he served as Chairman and Chief Executive Officer. Mr. McGlade joined Intelsat in April 2005 and was the Deputy Chairman of Intelsat from August 2008 until April 2013. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive

Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005.

Qualifications

We believe that Mr. McGlade’s qualifications to serve as a director include his significant operational, strategic, and financial acumen, as well as his knowledge about global capital markets, developed over his 30 years of experience in the telecommunications business.

Other Public Company Boards

Current

•
Intelsat S.A.

Past 5 Years

•
None

Robert A. Schriesheim
Director since: 2006 Age: 59 Committee(s): Compensation, Nominating and Corporate Governance

Experience

Mr. Schriesheim currently serves as chairman of Truax Partners LLC (a consulting firm). He served as Executive Vice President and Chief Financial Officer of Sears Holdings Corporation (a publicly traded nationwide retailer) from August 2011 to October 2016. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider).

Qualifications

We believe that Mr. Schriesheim’s qualifications to serve as a director include his extensive knowledge of the capital markets and corporate financial capital structures, his expertise evaluating and structuring merger and acquisition transactions within the technology sector, and his experience gained through leading companies through major strategic and financial corporate transformations.

Other Public Company Boards

Current

•
Frontier Communications Corporation
•
Houlihan Lokey, Inc.

Past 5 Years

•
Forest City Realty Trust (until 2018)
•
NII Holdings, Inc. (until 2019)

Proxy Statement  |  Page 23

Kimberly S. Stevenson
Director since: 2018 Age: 57 Committee(s): Nominating and Corporate Governance

Experience

In January 2020, Ms. Stevenson became Senior Vice President and General Manager, Foundational Data Services Business Unit, at NetApp, Inc. (a publicly traded provider of cloud data services). From February 2019 to January 2020, she was a venture partner at RIDGE-LANE Limited Partners (a strategic advisory and venture development firm). Previously, Ms. Stevenson served as Senior Vice President and General Manager, Data Center Products and Solutions, at Lenovo Group Ltd. (a publicly traded manufacturer of personal computers, data center equipment, smartphones, and tablets) from May 2017 to October 2018. From September 2009 to February 2017, she served as a Corporate Vice President at Intel Corporation (a publicly traded semiconductor designer and manufacturer), holding various positions including

Chief Operating Officer for the Client and Internet of Things Businesses and Systems Architecture Group from September 2016 to February 2017, Chief Information Officer from February 2012 to August 2016, and General Manager, IT Operations and Services, from September 2009 to January 2012.

Qualifications

We believe that Ms. Stevenson’s qualifications to serve as a director include her extensive senior management experience in the semiconductor and technology industries and her expertise on best practices within information systems and operational risk management.

Other Public Company Boards

Current

•
Boston Private Financial Holdings, Inc.

Past 5 Years

•
Riverbed Technology, Inc. (until 2015)

Page 24  |  Proxy Statement

Nine of our currently serving directors have been nominated for election to our Board of Directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The table below summarizes the key qualifications and attributes relied upon by the Board of Directors in nominating our current directors for election. Marks indicate specific areas of focus or expertise relied on by the Board of Directors. The lack of a mark in a particular area does not necessarily signify a director’s lack of qualification or experience in such area.

In addition to the information presented above regarding each director’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment, knowledge of our business and industry, and the willingness to devote the time needed to be an effective director.

Proxy Statement  |  Page 25

Corporate Governance

Stockholder Engagement and Best Practices

The following actions and policies, some of which were adopted in recent years after receiving feedback from our stockholders, demonstrate the commitment of our Board of Directors to robust corporate governance and responsiveness to stockholders:

•
all of our directors are elected annually by a majority of votes cast in uncontested elections, and directors can be removed by a majority of shares entitled to vote in the election of directors;
•
stockholders who meet the applicable requirements may nominate and include in the Company’s proxy materials director nominees, under the “proxy access” provisions in the Company’s By-laws;
•
our Lead Independent Director provides leadership to the Board of Directors if there is a real or perceived conflict of interest with regard to a particular matter between our Chairman and our Company or our stockholders;
•
the Board of Directors voluntarily implemented an amendment to the Company’s By-laws to provide a stockholder special meeting right; and
•
most recently, the Board of Directors has taken an additional step to refresh its membership, appointing Mr. Batey in August 2019.

Because responsiveness to the Company’s stockholders is a critical part of our commitment to corporate governance, we conduct outreach to our stockholders to understand their perspectives on various governance matters. Most recently, we engaged in formal stockholder outreach following the 2019 Annual Meeting at which our stockholders voted to approve a shareholder proposal requesting that the Board of Directors take steps to remove the supermajority provisions in the Company’s Restated Certificate of Incorporation, as amended, which we refer to as our Charter. Specifically, in addition to soliciting feedback from institutional stockholders on compensation-related topics related to the vote on our 2019 “Say-on-Pay” proposal, as discussed below under “Compensation Discussion and Analysis,” we solicited investors’ input regarding whether the Board of Directors should reintroduce for stockholder vote four proposals that had previously been voted upon by stockholders in 2016 and would have eliminated all remaining supermajority voting provisions in the Charter, but had not received sufficient stockholder support. The majority of institutional stockholders with whom we spoke expressed their preference that the four proposals be reintroduced. The Board of Directors considered this input and decided to submit for stockholder vote at the Annual Meeting four proposals that would eliminate supermajority voting provisions in the Charter. In addition, as described further below, the Company has decided to engage in enhanced solicitation of stockholder votes for the Annual Meeting, with the objective of obtaining sufficient votes to approve the proposals.

Our Board of Directors values the opinions expressed by our stockholders and will continue to consider the voting results from stockholder meetings, as well as feedback obtained through our stockholder engagement efforts, when making future decisions regarding corporate governance matters.

Board of Director Meetings

The Board of Directors met five (5) times during fiscal year 2019. During fiscal year 2019, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The Company’s policy with respect to directors’ attendance at the Annual Meeting is included in our corporate governance guidelines, which are available on the Investor Relations portion of the Company’s website at www.skyworksinc.com. At the 2019 Annual Meeting, each director then in office was in attendance, with the exception of Mr. Schriesheim.

Director Independence

Each year, the Board of Directors reviews the relationships that each director has with the Company

Page 26  |  Proxy Statement

and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers, and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Alan S. Batey, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David P. McGlade, Robert A. Schriesheim, and Kimberly S. Stevenson, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of applicable Nasdaq Rules.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s corporate governance guidelines is available on the Investor Relations portion of the Company’s website at www.skyworksinc.com.

In accordance with these corporate governance guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2019. The Lead Independent Director served as presiding director for these meetings.

Stockholder Communications

Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by letter addressed directly to such individual or individuals at the following address:

c/o Skyworks Solutions, Inc.
5221 California Avenue
Irvine, CA 92617
Attention: Secretary

The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics through our website at www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed by posting any such amendment or waivers on our website pursuant to SEC requirements and Nasdaq Rules.

Proxy Statement  |  Page 27

Executive Officer and Director Stock Ownership Requirements

As described in detail below under “Compensation Discussion and Analysis,” we have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including those Named Executive Officers who are still currently serving as executive officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. All of our Named Executive Officers and directors have met the stock ownership guidelines as of the date hereof (with the exception of Ms. Stevenson and Mr. Batey, who are not required to comply with the guidelines until the fifth anniversary of their respective appointment to the Board of Directors).

Board Leadership Structure

Our Board of Directors selects the Company’s Chairman of the Board and Chief Executive Officer in the manner it determines to be in the best interests of the Company. Mr. Aldrich, the former Chief Executive Officer of the Company, has served as the Chairman of the Board since May 2014 and, as noted above, is standing for reelection as a non-employee director at the Annual Meeting. Mr. Griffin was appointed by our Board of Directors in May 2016 to succeed Mr. Aldrich as Chief Executive Officer and also to serve as a director, and he is standing for reelection at the Annual Meeting. In May 2014, at the time of Mr. Aldrich’s appointment as Chairman of the Board, our Board of Directors also first appointed an independent director within the meaning of applicable Nasdaq Rules (see above under “Director Independence”) to serve as the Lead Independent Director. Ms. King was appointed in May 2019 to be the current Lead Independent Director and is standing for reelection at the Annual Meeting.

The duties of the Lead Independent Director, as set forth in our corporate governance guidelines, include the following:

•
presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•
calling meetings of the independent directors, as he or she deems appropriate, and assuring that the independent directors meet independently at least twice each year;
•
providing leadership to the Board of Directors if circumstances arise in which the Chairman of the Board may be, or may be perceived to be, in conflict with the interests of the Company and its stockholders with regard to a particular matter;
•
facilitating communications and serving as a liaison, when necessary, between the independent directors and the Chairman of the Board and/or the Chief Executive Officer;
•
consulting with the Chairman of the Board in the preparation of the schedules, agendas, and information provided to the Board of Directors for each meeting, and ensuring that there is sufficient time at each meeting for discussion of all agenda items;
•
retaining independent advisors on behalf of the Board of Directors as the Board of Directors or the independent directors may deem necessary or appropriate; and
•
being available for consultation and direct communication upon the reasonable request of major stockholders.

The Board believes our current leadership structure is appropriate and that the duties of the Lead Independent Director appropriately and effectively complement the duties of the Chairman of the Board.

Page 28  |  Proxy Statement

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee

We have established an Audit Committee consisting of the following individuals, each of whom the Board of Directors has determined is “independent” within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Mr. Iyer (Chairman), Mr. Furey, Ms. King, and Mr. McGlade. As Mr. Iyer is not a director nominee up for reelection at the Annual Meeting, the Board of Directors intends to appoint a new Audit Committee Chairman following the election of directors at the Annual Meeting.

The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management, and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at www.skyworksinc.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP for fiscal year 2019. The Audit Committee met six (6) times during fiscal year 2019.

Audit Committee Financial Expert

The Board of Directors has determined that each of Mr. Iyer (Chairman), Ms. King, and Mr. McGlade meets the qualifications of an “audit committee financial expert” under SEC rules and the qualifications of “financial sophistication” under the applicable Nasdaq Rules, and qualifies as “independent” as defined under the applicable Nasdaq Rules.

Compensation Committee

We have established a Compensation Committee consisting of the following individuals, each of whom the Board of Directors has determined is “independent” within the meaning of applicable Nasdaq Rules: Ms. King (Chairman), Mr. McGlade, and Mr. Schriesheim. The Compensation Committee met five (5) times during fiscal year 2019. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation of the Chief Executive Officer, all other executive officers, and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ equity-based compensation plans. The Compensation Committee’s authority to grant equity awards to the Company’s executive officers may not be delegated to the Company’s management or others. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at www.skyworksinc.com.

Proxy Statement  |  Page 29

The Compensation Committee has engaged Aon/Radford Consulting (“Aon/Radford”) to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through its Chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under “Compensation Discussion and Analysis.”

Nominating and Corporate
Governance Committee

We have established a Nominating and Corporate Governance Committee consisting of the following individuals, each of whom the Board of Directors has determined is “independent” within the meaning of applicable Nasdaq Rules: Mr. Beebe (Chairman), Mr. Batey, Mr. Furey, Mr. Schriesheim, and Ms. Stevenson. The Nominating and Corporate Governance Committee met four (4) times during fiscal year 2019. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, as well as the evaluation and recommendation of corporate governance policies. The Nominating and Corporate Governance Committee oversees the annual evaluation process for the Board of Directors, each committee, and individual directors, by soliciting from each director his or her assessment of the effectiveness of the Board of Directors, the committees on which he or she serves, and other individual directors. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at www.skyworksinc.com.

Director Nomination Procedures

The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

•
A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, or other disciplines relevant to the business of the Company.
•
A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.
•
The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:
o
economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;
o
leadership or substantial achievement in their particular fields;
o
demonstrated ability to exercise sound business judgment;
o
integrity and high moral and ethical character;
o
potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;
o
capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;
o
ability to work well with others;
o
high degree of interest in the business of the Company;

Page 30  |  Proxy Statement

  o
  dedication to the success of the Company;
  o
  commitment to the responsibilities of a director; and
  o
  international business or professional experience.

The committee believes that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds in order to better inform its decisions. The committee considers age, tenure, gender, race, and ethnicity, in addition to business experience and other specific areas of focus or expertise, in its holistic approach to assessing and identifying director nominees. With respect to the recent director search that culminated with the appointment of Mr. Batey in August 2019, the Nominating and Corporate Governance Committee instructed its retained search firm to include candidates reflecting gender and ethnic diversity in the pool of potential director nominees to be considered by the committee. The committee will also take into account the fact that a majority of the Board of Directors must meet the independence requirements of the applicable Nasdaq Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided such stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. Stockholders who wish to nominate director candidates for election at the 2021 Annual Meeting, but who are not to be included in the Company’s proxy materials pursuant to the proxy access provisions in our By-laws, may do so in accordance with the provisions of our By-laws by submitting a written recommendation to the Secretary of the Company at the address below no earlier than the close of business on January 6, 2021, and no later than the close of business on February 5, 2021. In the event that the 2021 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2020 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 120 days prior to the date of the 2021 Annual Meeting and no later than the later of 90 days prior to the 2021 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2021 Annual Meeting is first made by the Company. For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

•
name of the stockholder, whether an entity or an individual, making the recommendation;
•
a written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

Proxy Statement  |  Page 31

•
name of the individual recommended for consideration as a director nominee;
•
a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;
•
a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable Nasdaq Rules;
•
a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and
•
a written statement disclosing relationships between the recommended candidate and the Company that may constitute a conflict of interest.

A stockholder (or a group of up to twenty stockholders) who has owned at least three percent of the Company’s outstanding shares of common stock continuously for at least three years, and has complied with the other requirements in the Company’s By-laws, may nominate and include in the Company’s proxy materials a number of director nominees up to the greater of two individuals or 20% of the Board of Directors. Written notice of a proxy access nomination for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at the address below no earlier than the open of business on December 7, 2020, and no later than the close of business on January 6, 2021. In the event that the 2021 Annual Meeting is held more than thirty (30) days before, or more than sixty (60) days after, the first anniversary of the Company’s 2020 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 150 days prior to the date of the 2021 Annual Meeting and no later than the later of 120 days prior to the 2021 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2021 Annual Meeting is first made by the Company.

Written notice of proxy access nominations and written recommendations for nomination may be sent to the General Counsel and Secretary of the Company via U.S. mail or expedited delivery service to:

Skyworks Solutions, Inc.
5221 California Avenue
Irvine, California 92617

Page 32  |  Proxy Statement

Role of the Board of Directors in Risk Oversight

Our Board of Directors oversees our risk management processes directly and through its committees. Our management team is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of our management team. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, certain operational risks, and acquisitions; our Audit Committee oversees risk management activities related to financial controls, legal and compliance risks, and cybersecurity risk; our Compensation Committee oversees risk management activities relating to our compensation policies and practices as well as management succession planning; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition. Each committee reports to the Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. For example, the Board of Directors periodically reviews and approves the executive succession plan in consultation with the Compensation Committee and the Chief Executive Officer. In addition, since risk issues often overlap, committees from time to time request that the Board of Directors discuss particular risks.

Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

•
The multiple elements of our compensation packages, including base salary, our annual short-term incentive compensation plan and (for our executive officers and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.
•
The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement under “Compensation Discussion and Analysis”), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year’s plan are significant factors used in determining goals for the current year’s plan.

Proxy Statement  |  Page 33

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Ms. King (Chairman), Mr. McGlade, and Mr. Schriesheim. Mr. Beebe and Mr. Furey served on the Compensation Committee until January 30, 2019, when Mr. Schriesheim was appointed to the Compensation Committee. No member of this committee was at any time during fiscal year 2019 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Certain Relationships and Related Person Transactions

Other than compensation agreements and other arrangements described below under “Information About Executive and Director Compensation,” since September 29, 2018, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy, which was amended in November 2018, and which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company’s General Counsel and approved by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

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 PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for fiscal year 2019, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Representatives of KPMG LLP are expected to attend the Annual Meeting online. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

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Audit Fees

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2019 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2019. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2019 ($)	% of Total (%)	Fiscal Year 2018 ($)	% of Total (%)

Audit Fees(1)	2,315,150	93.1	2,479,090	89.9

Audit-Related Fees	—	—	—	—

Tax Fees(2)	170,500	6.9	240,500	8.7

All Other Fees(3)	—	—	38,500	1.4

Total Fees	2,485,650	100	2,758,090	100

(1)
Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations and audit procedures related to acquisition activity during fiscal years 2019 and 2018. Fiscal year 2019 and 2018 audit fees included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act.
(2)
Tax fees consist of fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which primarily relate to the review of our U.S. tax returns and certain trade and customs forms, accounted for $160,000 and $230,000 of the total tax fees for fiscal years 2019 and 2018, respectively.
(3)
All other fees for fiscal year 2018 relate to fees incurred for conflict mineral reporting compliance and licenses to accounting and research software.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP during fiscal year 2019 and our fiscal year ended September 28, 2018 (“fiscal year 2018”).

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Report of the Audit Committee

The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. Seven different directors served on the Audit Committee for all or part of fiscal year 2019, each of whom is independent within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for fiscal year 2019, results of the internal and external audit examinations, evaluations of the Company’s internal controls, and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received by the committee from such firm.

Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2019, as filed with the SEC.

THE AUDIT COMMITTEE
Balakrishnan S. Iyer, Chairman Timothy R. Furey Christine King David P. McGlade

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 PROPOSAL 3:

Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)

We are providing our stockholders with the opportunity to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as described below under “Information About Executive and Director Compensation” pursuant to Section 14A of the Exchange Act. As we describe below under “Compensation Discussion and Analysis,” our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.

As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors

value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. The next non-binding say-on-pay vote is scheduled to be held at our 2021 Annual Meeting of Stockholders.

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Information About Executive and Director Compensation

Summary and Highlights

Financial Highlights from Fiscal Year 2019

Despite a decrease in overall global demand for our products as a result of the U.S.-China trade war, the Company delivered strong financial results in fiscal year 2019:

•
Achieved net revenue of $3.4 billion
•
Achieved operating margin of 28.2% on a GAAP basis (34.5% on a non-GAAP basis)1
•
Achieved diluted earnings per share of $4.89 on a GAAP basis ($6.17 on a non-GAAP basis)1
•
Generated operating cash flow of $1.4 billion
•
Increased our quarterly dividend from $0.38 per share to $0.44 per share
•
Returned $932 million to stockholders through repurchasing 8.9 million shares of our common stock for $658 million and through payments of $274 million in cash dividends

Other Accomplishments from Fiscal Year 2019

During fiscal year 2019, we broadened our customer set and expanded our suite of applications. Highlights from the year include:

•
Accelerated ramp of Sky5® portfolio supporting multiple 5G smartphone launches
•
Supported leading wireless infrastructure customers with 5G massive MIMO and small cell architectures
•
Launched Wi-Fi 6 solutions with key customers
•
Commenced volume production of BAW-enabled devices
•
Extended reach into aerospace and defense markets with the introduction of C-band filters
•
Secured design wins from major automotive manufacturers for fully integrated connectivity solutions
•
Expanded portfolio of analog SoCs and cognitive chipsets across numerous wireless gaming headsets

1
Please see table on page 90 for a full reconciliation of non-GAAP results to GAAP results.

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Our Executive Compensation Program Reflects Our Pay-for-Performance Philosophy

•
Alignment with Stockholder Interests.  We believe that through the combination of our equity-based incentive compensation program and rigorous executive stock ownership guidelines, the interests of our executives are strongly aligned with those of our long-term stockholders—namely, increasing stockholder value over time.

•
High At-Risk Compensation Levels.  The only fixed component of our Named Executive Officers’ annual compensation is base salary. All short-term cash incentive awards and long-term equity incentive awards are tied either to Company performance or to stock price performance. The charts below show the target total direct compensation mix for fiscal year 2019 for our Chief Executive Officer and the average for the other Named Executive Officers. The target total direct compensation mix for fiscal year 2019 reflects actual salary, target short-term incentive award, and the grant date fair value of performance share and restricted stock unit awards.
•
Short-Term Cash Incentives Paid Below Target.  Payments under our short-term incentive plan for fiscal year 2019 were based on achievement of certain revenue and non-GAAP operating income performance metrics. Taking into account the extraordinary and unexpected impact of the U.S.-China trade war, the payment to each Named Executive Officer was equal to 64.5% of the Named Executive Officer’s target incentive, as described below under “Components of Compensation—Short-Term Incentives.”

•
Failure to Achieve Threshold Level under Portion of Performance Share Award Based on Fiscal Year 2019 Performance.  The Named Executive Officers received performance share awards that would vest upon achievement of one-year non-GAAP EBITDA growth and three-year TSR percentile ranking against pre-established targets. The Company’s performance under the one-year non-GAAP EBITDA growth performance metric, measured over fiscal year 2019, failed to achieve the threshold performance goal. As a result, no shares were earned by the Named Executive Officers with respect to such metric. The Company’s performance under the three-year TSR percentile ranking performance metric will be determined following fiscal year 2021.

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Compensation Best Practices

What We Do
Heavily weight executive compensation toward “at risk,” performance-based compensation
Balance short-term and long-term incentive compensation
Use multi-year vesting for executive officer equity awards
Base half of annual performance share award on three-year relative TSR performance metric
Maintain robust stock ownership guidelines for executive officers and non-executive directors
Structure our executive officer compensation program to encourage appropriate risk-taking
Benchmark pay practices against selected peer companies with whom we compete for executive talent
Solicit advice from the Compensation Committee’s independent compensation consultant
Hold annual “Say-on-Pay” advisory vote
Conduct regular engagement with stockholders on compensation-related topics

What We Don’t Do
Guarantee bonus payments or base salary increases
Provide single-trigger change-in-control benefits
Provide excise tax gross-up payments in connection with a change in control of the Company
Provide excessive perquisites to our executive officers
Provide retirement or pension benefits to our executive officers that are not available to employees generally
Permit hedging or other forms of speculative transactions by employees or directors
Permit pledging by employees or directors
Allow for the repricing of stock options without stockholder approval
Pay dividends or dividend equivalents on unearned performance shares or restricted stock units
Include “evergreen” provisions or “liberal” change-in-control definitions in our equity incentive award plans

Compensation Discussion and Analysis

Severance and Change-in-Control Benefits	51
Executive Officer Stock Ownership Requirements	51
Prohibition on Hedging and Certain Other Transactions	52
Compliance with Internal Revenue Code Section 162(m)	52

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Named Executive Officers

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer, and our three next most highly paid executive officers during fiscal year 2019 as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.” For fiscal year 2019, our Named Executive Officers were:

•
Liam K. Griffin, President and Chief Executive Officer;
•
Kris Sennesael, Senior Vice President and Chief Financial Officer;
•
Carlos S. Bori, Senior Vice President, Sales and Marketing;
•
Robert J. Terry, Senior Vice President, General Counsel and Secretary; and
•
Peter L. Gammel, Former Chief Technology Officer (retired as Chief Technology Officer and as an executive officer effective as of November 19, 2019).

Response to Stockholder Vote on Executive Compensation at 2019 Annual Meeting

At our 2019 Annual Meeting of Stockholders, approximately 72% of the votes cast approved our “Say-on-Pay” proposal—the annual advisory vote regarding the compensation of the Company’s named executive officers. Although we understood this to mean that stockholders generally approved of our compensation policies and determinations in 2019, we also noted that ISS recommended a vote against our Say-on-Pay proposal and that our proposal received lower stockholder support than in prior years.

In response to these voting results, we engaged in formal stockholder outreach following the 2019 Annual Meeting, soliciting feedback from our top 25 institutional stockholders (not including brokerage firms and quantitative funds who have previously indicated that they do not engage in individual conversations with companies) representing approximately 54% of the Company’s shares outstanding, including a significant portion of those stockholders who we believed had voted “against” the 2019 Say-on-Pay proposal. Stockholders told us that they appreciated the opportunity to engage with management, and conversations covered a variety of governance and compensation-related topics. During our conversations, most of these institutional stockholders expressed approval of the Company’s strategy, performance, and management, as well as support for the Company’s compensation policies, plan designs, and performance metrics. However, nearly all of the stockholders who had voted against the Say-on-Pay proposal, as well as several of the stockholders who had supported the proposal, indicated a strong preference that the Company provide additional disclosure regarding its performance metrics and achievement against those metrics. Some of the stockholders also noted that their votes had been influenced by ISS’s report which recommended against the Say-on-Pay proposal and highlighted concerns about our disclosure of performance metrics and achievement.

After considering this input from our stockholders and reviewing the disclosure of several of our peer companies, the Company has enhanced its disclosure of performance metrics and achievement, providing additional quantitative disclosure regarding our short-term and long-term incentive award programs.

Approach for Determining Form and Amounts of Compensation

The Compensation Committee, which is composed solely of independent directors within the meaning of applicable Nasdaq Rules, outside directors within the meaning of Section 162(m) of the Internal Revenue Code (“IRC”) (solely for purposes of administering any equity awards that may qualify as grandfathered performance-based compensation), and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components and amounts of compensation to be paid to our Named Executive Officers, as well as any other executive officers or employees who report directly to the Chief Executive Officer. The Compensation Committee sets compensation for the Named Executive

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Officers, including base salary, short-term incentives, and long-term stock-based incentives, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

Compensation Program Objectives

The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:

•
ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;
•
providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;
•
providing short-term variable compensation that motivates executives and rewards them for achieving Company financial performance targets;
•
providing long-term stock-based compensation that aligns the interest of our executives with stockholders by rewarding them for long-term increases in stockholder value; and
•
ensuring that our executive compensation program is perceived as fundamentally fair to our employees.

Retention of Compensation Consultant

The Compensation Committee has engaged Aon/Radford to assist in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the

Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant’s advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations. In fiscal year 2019, Aon/Radford received $188,430 for survey data and compensation consulting services to the Compensation Committee.

The Compensation Committee has considered the relationships that Aon/Radford has with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Aon/Radford has in place to maintain its independence and objectivity, and has determined that Aon/Radford’s work for the Compensation Committee has not raised any conflicts of interest. Company management has separately engaged Aon Risk Solutions, an affiliate of Aon/Radford, for risk management and insurance brokerage services. The Company paid $259,925 to Aon Risk Solutions in fiscal year 2019 for those services. Additionally, Company management has engaged certain affiliates of Aon/Radford in various jurisdictions for consulting and brokerage services unrelated to executive compensation and benefits, for which the Company paid a total of $23,904 in fiscal year 2019. The Company’s management did not seek the Compensation Committee’s approval for such engagements with affiliates of Aon/Radford.

Role of Chief Executive Officer

The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports. These recommendations include an assessment of each individual’s responsibilities, experience, performance and contribution to the Company’s performance, and also generally take into account internal factors such as scope of role and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Proxy Statement  |  Page 43

Establishment of Comparator Group Data

In determining compensation for each of the Named Executive Officers, the committee utilizes “Comparator Group” data for each position. For fiscal year 2019, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 14 semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data for a given executive position, the Comparator Group data also included survey data regarding high-technology companies), and (ii) the “peer” group data for 16 publicly traded semiconductor companies with which the Company competes for executive talent:

• Advanced Micro Devices • Analog Devices • Applied Materials • Broadcom Limited • KLA-Tencor • Lam Research • Marvell Technology • Maxim Integrated Products	• Microchip Technology • Micron Technology • NVIDIA • ON Semiconductor • Qorvo • QUALCOMM • Texas Instruments • Xilinx

Use of Comparator Group Data

The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives, and long-term stock-based compensation awards, as discussed in further detail below under “Components of Compensation.” In addition, in setting fiscal year 2019 compensation, the Compensation Committee sought and received input from Aon/Radford regarding the base salaries for the Chief Executive Officer and each of the other executive officers, the incentive targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules. After reviewing the data and considering the input, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target, and long-term stock-based compensation award for each Named Executive Officer.

In determining the compensation of our Chief Executive Officer for fiscal year 2019, the Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial, and leadership skills necessary to ensure our continued growth and success, (iii) our Chief Executive Officer’s role relative to the other Named Executive Officers, (iv) input from the full Board of Directors on our Chief Executive Officer’s performance, and (v) the length of our Chief Executive Officer’s service to the Company. Aon/Radford advised the Compensation Committee that the base salary, short-term incentive target opportunity, performance metrics, and equity-based compensation established by the Compensation Committee for fiscal year 2019 were competitive for chief executive officers leading companies of similar size and complexity in the semiconductor industry. Our Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports.

Components of Compensation

The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, and health and welfare benefits. For fiscal year 2019, the Compensation Committee sought to make decisions regarding each Named Executive Officer’s base salary, short-term incentive opportunity, and long-term stock-based incentive award that were competitive within the Comparator Group, with consideration given to the

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executive’s role, responsibility, performance, and length of service. Consistent with our objective of having compensation programs that are considered fair to our employees, the Named Executive Officers are eligible to participate in the Company’s medical, dental, vision, insurance, and retirement plans under the same terms as such benefits are offered to other benefits-eligible employees.

Base Salary

Base salaries provide our executive officers with a degree of financial certainty and stability in order to attract and retain their services in a competitive market. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by Aon/Radford. In order to provide flexibility in consideration of differences in individual executives’ scope of responsibilities, length of service, and performance, the Compensation Committee did not target a specific percentile of the Comparator Group for executive officer salaries; however, the salaries of the executive officers were generally near the median of the Comparator Group. The base salary for fiscal year 2019 for each Named Executive Officer, as reflected in the table below, increased on average 6.9% from the Named Executive Officer’s base salary in fiscal year 2018, with increases ranging from 2.0% to 8.9%. Salary increases were based on the market-based salary adjustments recommended by Aon/Radford as well as recommendations by the Chief Executive Officer.

	FY2019 Base Salary ($)	FY2018 Base Salary ($)

Liam K. Griffin	980,000	900,000

Kris Sennesael	500,000	460,000

Carlos Bori	431,000	403,000

Robert J. Terry	446,000	413,000

Peter L. Gammel	410,000	402,000

Short-Term Incentives

Overview

Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2019, the Compensation Committee adopted the Fiscal Year 2019 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan established short-term incentive awards for fiscal year 2019 for certain officers of the Company, including the Named Executive Officers, based on the Company’s achievement of corporate performance goals established at the beginning of the fiscal year. Short-term incentive compensation is intended to motivate and reward executives by tying a significant portion of their total cash compensation to the Company’s achievement of pre-established performance goals that are generally one year or less in duration. Pursuant to the Incentive Plan, the Compensation Committee set a range of short-term incentive compensation that could be earned by each executive officer based on the Comparator Group data, which is expressed as a percentage of the executive officer’s base salary and which corresponds to the level of achievement of the performance goals.

Incentive Opportunities

For each executive officer, short-term incentive compensation at the “target” level is designed to be near the median short-term incentive compensation of the Comparator Group. After reviewing Comparator Group data, the Compensation Committee increased the target incentive, as a percentage of base salary, for the Chief Financial Officer from 90% for fiscal year 2018 to 100% for fiscal year 2019, and for the Named Executive Officers other than the Chief Executive Officer and Chief Financial Officer from 70% for fiscal year 2018 to 80% for fiscal year 2019. The target incentive, as a percentage of base salary, for the Chief Executive Officer was not increased.

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The following table shows the range of short-term incentive compensation that each Named Executive Officer could earn in fiscal year 2019 as a percentage of such executive officer’s annual base salary.

	Threshold	Target	Maximum

Chief Executive Officer	80%	160%	320%

Chief Financial Officer	50%	100%	200%

Other Executive Officers	40%	80%	160%

Performance Goals

In November 2018, the Compensation Committee established performance goals for fiscal year 2019 based on achieving certain revenue and non-GAAP operating income performance metrics. Each of these two performance goals was weighted equally (50% each) toward payments under the Incentive Plan. The non-GAAP operating income performance goal is based on the Company’s publicly disclosed non-GAAP operating income—which is calculated by excluding from GAAP operating income share-based compensation expense; acquisition-related expenses; amortization of acquisition-related intangibles; settlements, gains, losses, and impairments; restructuring-related charges; and certain deferred executive compensation—after accounting for any incentive award payments, including those to be made under the Incentive Plan.

The target level performance goals established by the Compensation Committee under the Incentive Plan are based on the Company’s historical operating results and growth rates as well as the Company’s expected future results and are designed to require significant effort and operational success on the part of our executives and the Company to achieve them. The maximum level performance goals established by the Compensation Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Compensation Committee believes should be rewarded.

The performance goals established under the Incentive Plan for fiscal 2019 were as follows (in millions):

Company Metric	Threshold	Target	Maximum

Revenue	$3,868	$4,000	$4,120

Non-GAAP Operating Income	$1,450	$1,500	$1,555

The Incentive Plan stipulated that any payouts to executives, under either of the performance metrics, were conditioned upon the Company achieving a nominal level of non-GAAP operating income of $1,305 million.

Calculation of Incentive Plan Payments

Following the end of the fiscal year, the Compensation Committee determines the total amount of short-term incentive compensation payable to each executive for such period by comparing the actual level of achievement of each performance goal against the “threshold,” “target,” and “maximum” levels of achievement that it set for that performance goal. Specifically, the Compensation Committee determines the amount of short-term incentive compensation the executive is eligible to receive with respect to each performance goal as follows:

•
If the level of achievement for the performance goal falls below the “threshold” level, then the executive will not earn any short-term incentive compensation with respect to that performance goal.
•
If the level of achievement for the performance goal is equal to the “threshold,” “target,” or “maximum” level, then the executive earns the product obtained by multiplying (i) the “threshold,” “target,” or “maximum” percentage, as applicable, by (ii) the executive’s base salary during the fiscal year, by (iii) the weighting assigned to that performance goal.
•
If the level of achievement for the performance goal falls in between either the “threshold” and “target” levels or the “target” and “maximum” levels, the executive would earn short-term incentive compensation equal to the short-term incentive compensation payable at the “threshold” or “target” level, as applicable, plus a pro rata amount of the

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difference between the short-term incentive compensation payable for the performance goal at the “threshold” and “target” levels or the “target” and “maximum” levels, as applicable.
•
If the level of achievement for the performance goal exceeds the “maximum” level, the executive will only earn the amount payable for achievement at the “maximum” level.

Each executive’s payment under the Incentive Plan is calculated by evaluating achievement of each performance goal individually, determining the portion of the total eligible incentive payment earned with respect to each such performance goal, and totaling the resulting amounts. The Compensation Committee retained the discretion to make payments, upon consideration of recommendations by the Chief Executive Officer, even if the threshold performance metrics were not met or if the nominal level of non-GAAP operating income was not met or to make payments in excess of the maximum level if the Company’s performance exceeded the maximum metrics. The Compensation Committee believed it was appropriate to retain this discretion in order to make short-term incentive compensation awards in extraordinary circumstances.

Fiscal Year Results

The Company’s revenue and non-GAAP operating income achieved in fiscal year 2019 were $3,377 million and $1,166 million, respectively, resulting in the Company’s failure to meet either the revenue or non-GAAP operating income goals at the “threshold” level or to meet the nominal level of non-GAAP operating income under the Incentive Plan. These financial results reflected the adverse impact of the U.S.-China trade war (the “Trade War”) during fiscal year 2019. In connection with the Trade War, not only did the Company experience an overall reduction in customer demand for its products, but the U.S. Bureau of Industry and Security of the U.S. Department of Commerce also placed Huawei and certain of its affiliates on the Bureau’s Entity List in May 2019 (the “Huawei Ban”). The Huawei Ban

resulted in significantly reduced shipments to, and revenue from, Huawei during the remainder of the fiscal year. The negative effects of the Trade War had not been anticipated by the Compensation Committee when it originally established performance targets for fiscal year 2019.

In November 2019, following the end of the fiscal year, the Compensation Committee determined that the adverse impact of the Trade War (as described above) was outside of management’s control. Given the extraordinary and unexpected nature of such impact, the Compensation Committee waived the condition under the Incentive Plan that the Company achieve a nominal level of non-GAAP operating income and made adjustments to the revenue and non-GAAP operating income metrics of the Incentive Plan. Specifically, after considering a detailed analysis of multiple effects of the Trade War on the Company’s financial results, the Compensation Committee adjusted the Company’s performance metrics, for purposes of calculating payments under the Incentive Plan, to account for $564 million and $285 million in estimated revenue and non-GAAP operating income lost by the Company during fiscal year 2019, respectively, as a result of the Trade War. The Company’s revenue and non-GAAP operating income achieved in fiscal year 2019, under the Incentive Plan as adjusted, equated to achievement of 77.7% and 51.3% of the target level, respectively, and resulted in a payment to each Named Executive Officer equal to 64.5% of the Named Executive Officer’s target incentive.

With respect to the Company’s non-executive incentive plans—which originally had performance goals that were, depending on the business unit, either equivalent to or based on the performance goals established under the Incentive Plan—the Compensation Committee elected in February 2019 to make a downward adjustment to the respective performance goals, in order to account for the initial impacts of the Trade War on the Company’s financial performance. These midyear goal adjustments, together with later adjustments related to the Huawei Ban, resulted in

Proxy Statement  |  Page 47

incentive payments to non-executive employees equal to, on average, 78% of the employees’ target incentives. The Incentive Plan awards paid to the Named Executive Officers were lower, as a percentage of the target incentive, than the average short-term incentive awards paid to non-executive employees of the Company for fiscal year 2019.

Long-Term Stock-Based Compensation

Overview

The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with those of our stockholders and to reward our executive officers for increases in stockholder value over periods of time greater than one year. It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a prescheduled Compensation Committee meeting. For fiscal year 2019, the Compensation Committee made awards to each of the Named Executive Officers on November 6, 2018, at a regularly scheduled Compensation Committee meeting.

Fiscal Year 2019 Stock-Based Compensation Awards

In making annual stock-based compensation awards to executive officers for fiscal year 2019, the Compensation Committee first reviewed the Comparator Group grant data by executive position. The Compensation Committee used that data to determine a dollar value equivalent for the long-term equity-based award for each executive officer, targeting awards for fiscal year 2019 that were competitive within the Comparator Group. After setting award levels by position and evaluating the Company’s business needs for the attraction and retention of executives and employees as well as internal and external circumstances impacting the Company and its employees, the Compensation Committee also reviewed the Comparator Group data to set the aggregate number of shares of the Company’s common stock that would be made available for annual equity awards to eligible employees of the Company, as a percentage of the total number of the outstanding shares of the Company’s common stock.

Sixty percent (60%) of the dollar equivalent value of each executive officer’s long-term equity-based award served as the basis for determining a number of performance share awards (“PSAs”) to award to the executive using the fair market value of the Company’s common stock on the date of such award and an assumption that the Company would achieve the “target” level of performance required to earn the PSA. The remaining forty percent (40%) of the dollar value equivalent served as the basis for determining a number of restricted stock units (“RSUs”) to award to the executive using the fair market value of the Company’s common stock on the date of such award. The Compensation Committee’s rationale for awarding PSAs is to further align the executive’s interest with those of the Company’s stockholders by using equity awards that will vest only if the Company achieves pre-established performance metrics, and we believe the Compensation Committee’s decision to award a portion of the PSAs subject to a performance metric measured over a three-year performance period more closely aligns the executive’s interests with those of the Company’s stockholders.

FY19 PSAs

The PSAs granted on November 6, 2018 (the “FY19 PSAs”), have both “performance” and “continued employment” conditions that must be met in order for the executive to receive shares underlying the award.

The “performance” condition of the FY19 PSAs compares the non-GAAP EBITDA growth achieved (with respect to 50% of the shares underlying the PSA award) and the total stockholder return, or TSR, percentile ranking achieved with respect to our peer group (with respect to the other 50% of the shares underlying the PSA award) during the applicable

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performance period against a range of pre-established targets, as follows:

Company Metric	Threshold	Target	Maximum

1-year Non-GAAP EBITDA Growth (%)	0.0%	3.3%	7.1%

3-year TSR Percentile Ranking	40th	50th	90th

The performance period with respect to the non-GAAP EBITDA growth metric was the Company’s fiscal year 2019 and the performance period with respect to the TSR percentile ranking metric is the three-year period comprising the Company’s fiscal years 2019, 2020, and 2021. The peer group for purposes of the TSR percentile ranking metric includes each of the companies in the S&P Semiconductor Select Industry Index as of November 6, 2018, but excludes any such company that during the three-year performance period is acquired by or merged with (or enters into an agreement to be acquired by or merged with) another entity.

The number of shares issuable under the FY19 PSAs corresponds to the level of achievement of the performance goals, as follows:

	Performance Achieved

	Threshold	Target	Maximum

% of Target Level Shares Earned With Respect to Non-GAAP EBITDA Growth Metric	50%	100%	200%

% of Target Level Shares Earned With Respect to TSR Percentile Ranking Metric	50%	100%	300%

Performance in between either the “threshold” and “target” levels or the “target” and “maximum” levels results in the issuance of an interpolated number of shares between the number of shares issuable under the FY19 PSAs at, respectively, the “threshold” and “target” levels or the “target” and “maximum” levels.

The non-GAAP EBITDA growth performance goal is calculated by adding depreciation and amortization to the Company’s non-GAAP operating income, as publicly reported in the Company’s earnings release for the applicable period, after making certain adjustments if necessary to account for certain qualifying acquisition or disposition activities.

The “continued employment” condition of the FY19 PSAs provides that, to the extent that the non-GAAP EBITDA growth performance metric was met, 50% of the total shares earned under such metric would vest on the first anniversary of the grant date and the remaining 50% of the total shares earned under such metric would vest on the second anniversary of the grant date, and to the extent that the TSR percentile ranking performance metric was met, 100% of the total shares earned under such metric would vest on the third anniversary of the grant date, provided, in each case, that the executive remains employed by the Company through each such vesting date. In the event of termination by reason of death or permanent disability, the holder of an FY19 PSA (or the holder’s estate) would receive any earned but unissued shares that would have been issuable thereunder during the remaining term of the award.

During fiscal year 2018, the base period against which fiscal year 2019 performance was measured, the Company achieved non-GAAP EBITDA of $1,728 million. During fiscal year 2019, the Company achieved non-GAAP EBITDA of $1,494 million, failing to achieve the threshold non-GAAP EBITDA growth performance goal. Although the Company’s non-GAAP EBITDA for fiscal year 2019 was negatively affected by the Trade War, the Compensation Committee elected not to make an adjustment to the non-GAAP EBITDA Growth performance metric for the FY19 PSAs. As a result, no shares were earned by the executives with respect to the non-GAAP EBITDA growth performance metric, and all FY19 PSAs with respect to such performance metric were cancelled.

In February 2019, the Compensation Committee authorized a supplemental RSU grant to non-executive employees who had received FY19 PSAs (which were granted on the same terms as FY19 PSAs awarded to the Named Executive Officers) in recognition that the threshold non-GAAP EBITDA growth performance

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goal under the FY19 PSAs was unlikely to be met as a result of the initial impacts of the Trade War. The Company’s executive officers did not receive this supplemental RSU grant.

Currently Outstanding PSAs

As summarized in the table below of PSAs granted since fiscal year 2018 (the first year in which the

Compensation Committee awarded PSAs subject to a performance metric measured over a three-year performance period), achievement of the TSR percentile ranking performance metric under the FY19 PSAs, which is subject to a three-year performance period, will be determined following the conclusion of the Company’s fiscal year 2021.

PSA Fiscal Year	Grant Date	Performance Metric	Performance Period	Achieved (% of Target)

FY18	11/7/2017	Non-GAAP EBITDA Growth	FY18	99.8%

FY18	11/7/2017	3-year TSR Percentile Ranking	FY18–FY20	Performance Period in Progress(1)

FY19	11/6/2018	Non-GAAP EBITDA Growth	FY19	0%

FY19	11/6/2018	3-year TSR Percentile Ranking	FY19–FY21	Performance Period in Progress(2)

(1)
As of March 12, 2020, performance under this metric during the applicable performance period is below the “threshold” level of performance.
(2)
As of March 12, 2020, performance under this metric during the applicable performance period is slightly above the “target” level of performance.

Other Compensation and Benefits

We provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. The Company offers medical, dental, vision, life, and disability insurance plans to executive officers under the same terms as such benefits are offered to other benefits-eligible employees. Executive officers are also permitted to participate in the Company’s 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as other benefits-eligible employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any supplemental executive retirement plan or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees.

In previous years, the Company offered executives the opportunity to participate in financial planning services through a third-party firm at a cost of up to approximately $19,000 per executive paid by the Company. The Compensation Committee replaced this benefit for fiscal year 2019 with a reimbursement program providing up to an aggregate of $20,000 to each executive for the purchase of financial planning services, estate planning services, personal tax planning and preparation services, and/or an executive physical. No tax gross-up was provided for such reimbursements. In fiscal year 2019, Messrs. Griffin, Sennesael, Gammel, and Terry received reimbursement in connection with such services.

International Assignment Agreement with Mr. Gammel

In connection with his relocation to Japan, the Company and Mr. Gammel entered into an International Assignment Agreement (the “International Assignment Agreement”), pursuant to which Mr. Gammel received: (a) tax equalization payments, which were intended to leave Mr. Gammel in a net after-tax position substantially equivalent to what he would experience if he were subject only to

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U.S. federal and state income taxes during the period of the assignment, (b) payment of, or reimbursement for, certain costs related to his relocation to Japan, including moving expenses, a car allowance, housing costs in Japan, and travel costs to return periodically to the United States, and (c) repatriation relocation benefits at the completion of his assignment.

Severance and Change-in-Control Benefits

None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations of employment and in connection with terminations of employment under certain circumstances following a change in control. A description of the material terms of our severance and change-in-control arrangements with the Named Executive Officers can be found immediately below and further below under “Potential Payments Upon Termination or Change in Control.”

The Compensation Committee believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by non-compete and/or non-solicit covenants for up to two years after termination of employment. Outside of the change-in-control context, each Named Executive Officer is entitled to severance benefits if his employment is involuntarily terminated by the Company without cause and, in the case of the Chief Executive Officer, if he terminates his own employment for good reason (as defined in the Chief Executive Officer’s change-in-control agreement). The level of each Named Executive Officer’s cash severance or other termination benefit is generally tied to his annual base salary and short-term incentive amounts.

Additionally, each Named Executive Officer would receive enhanced severance benefits and accelerated vesting of equity awards if his employment were terminated under certain circumstances in connection with a change in control of the Company. These benefits are described in detail further below under “Potential Payments Upon Termination or Change in Control.” The Compensation Committee believes these enhanced severance benefits and accelerated vesting are appropriate because the occurrence, or potential occurrence, of a change-in-control transaction would likely create uncertainty regarding the continued employment of executive officers that typically occurs in a change-in-control context, and such severance benefits and accelerated vesting encourage the Named Executive Officers to remain employed with the Company through the change-in-control process and to focus on enhancing stockholder value both before and during the process. In addition, the vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company.

Executive Officer Stock Ownership Requirements

We have adopted Executive Stock Ownership guidelines with the objective of more closely aligning the interests of our executive officers with those of our stockholders. Under the Executive Officer Ownership guidelines, our Chief Executive Officer is required to hold the lower of (a) the number of shares with a fair market value equal to six (6) times such executive’s current base salary, or (b) 147,000 shares; and our Senior Vice President and Chief Financial Officer, our Senior Vice President, Sales and Marketing, and our Senior Vice President and General Counsel are each required to hold the lower of (a) the number of shares with a fair market value equal to two and one-half (2 1/2) times such executive’s current base salary, or (b) 31,300, 26,900 or 27,900 shares, respectively. For purposes of the Executive Stock Ownership guidelines, the fair market value of the Company’s common stock is the average closing price per share of the Company’s common stock as reported on the Nasdaq Global

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Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. All of our Named Executive Officers who remain employed by the Company are in compliance with the stock ownership guidelines as of the date hereof.

Prohibition on Hedging and Certain Other Transactions

We prohibit our directors, officers, and employees (or any of their designees) from directly or indirectly engaging in the following transactions with respect to securities of the Company:

•
selling short, including short sales “against the box”;
•
buying or selling put or call options; or
•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities of the Company, whether through the use of traded securities, privately negotiated derivative securities or synthetic financial instruments.

In addition, we prohibit our directors, officers, and employees from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan.

Compliance with Internal Revenue Code Section 162(m)

For fiscal years beginning on or before December 31, 2017, certain compensation, including qualified performance-based compensation and compensation paid to our Chief Financial Officer, was not subject to the deduction limit imposed by Section 162(m) of the IRC on annual compensation in excess of $1 million paid to certain of our executive officers if applicable requirements were met. Pursuant to tax reform legislation enacted at the end of 2017, subject to certain transition rules, for fiscal years beginning after December 31, 2017, including fiscal year 2019 (which began on September 29, 2018), the performance-based compensation exception to the deduction limit under Section 162(m) is no longer available, and compensation paid to our Chief Financial Officer is also subject to the deduction limit. As a result, with the exception of compensation grandfathered pursuant to the transition rules, for such fiscal years the Company will be unable to deduct compensation in excess of $1 million paid to certain executive officers, as specified under Section 162(m). The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

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Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2019, fiscal year 2018, and our fiscal year ended September 29, 2017 (“fiscal year 2017”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Liam K. Griffin	2019	972,000	11,658,937	—	1,011,257	18,399	13,660,593

President and Chief	2018	894,808	7,150,399	—	1,284,664	12,242	9,342,113

Executive Officer	2017	850,000	5,336,603	1,230,158	1,273,055	12,042	8,701,858

Kris Sennesael	2019	496,000	3,264,443	—	322,467	15,352	4,098,262

Senior Vice President and	2018	456,366	2,491,910	—	369,341	13,075	3,330,692

Chief Financial Officer	2017	425,000	1,289,639	297,268	358,047	235,494	2,605,448

Carlos S. Bori	2019	428,200	3,147,860	—	222,373	12,561	3,810,994

Senior Vice President,	2018	398,535	2,491,910	—	251,669	12,346	3,154,460

Sales and Marketing	2017	356,493	1,245,174	287,025	235,890	31,244	2,155,826

Robert J. Terry(4)	2019	442,700	1,981,920	—	230,112	15,287	2,670,019

Senior Vice President, General Counsel and Secretary	2018	409,054	1,557,371	—	257,914	12,466	2,236,805

Peter L. Gammel(5)	2019	409,200	1,165,835	—	211,538	1,140,824	2,927,397

Former Chief	2018	400,754	1,245,896	—	251,045	389,623	2,287,318

Technology Officer	2017	389,065	978,287	225,523	255,547	73,367	1,921,789

(1)
The amounts in the Stock Awards and Option Awards columns represent the grant date fair values, computed in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation (“ASC 718”), of stock options, PSAs, and RSUs granted during the applicable fiscal year, without regard to estimated forfeiture rates. For fiscal years 2017, 2018, and 2019, assuming the highest level of performance achievement with respect to the PSAs, the grant date fair values of the Stock Awards would be as follows: Mr. Griffin (FY 2017: $7,136,568; FY 2018: $9,216,421; FY 2019: $14,658,935), Mr. Sennesael (FY 2017: $1,724,613; FY 2018: $3,211,920; FY 2019: $4,104,438), Mr. Bori (FY 2017: $1,665,160; FY 2018: $3,211,920; FY 2019: $3,957,856), Mr. Terry (FY 2018: $2,007,357; FY 2019: $2,491,891), and Mr. Gammel (FY 2017: $1,308,264; FY 2018: $1,605,873; FY 2019: $1,465,818). For a description of the assumptions used in calculating the fair value of equity awards in 2019 under ASC 718, see Note 9 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 14, 2019.
(2)
Reflects amounts paid to the Named Executive Officers pursuant to the executive incentive plan adopted by the Compensation Committee for each year indicated.
(3)
“All Other Compensation” includes the Company’s contributions to the executive’s 401(k) Plan account, the cost of group term life insurance premiums, relocation expenses, tax equalization payments, and financial planning benefits. For fiscal year 2019, it specifically includes $11,200 in Company contributions to each Named Executive Officer’s 401(k) Plan account, as well as $135,878 in relocation expenses and $989,855 in tax equalization payments for Mr. Gammel in connection with the International Assignment Agreement.
(4)
Mr. Terry was not a named executive officer prior to fiscal year 2018.
(5)
Mr. Gammel retired as Chief Technology Officer effective as of November 19, 2019.

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Grants of Plan-Based Awards Table

The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2019, including incentive awards payable under our Fiscal Year 2019 Executive Incentive Plan.

								All Other
								Stock	Grant
		Estimated Future Payouts Under			Estimated Future Payouts			Awards:	Date Fair
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Number	Value of
		Awards(1)			Awards(2)			of Stock	Stock and

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Or Units (#)(3)	Option Awards ($)

Liam K. Griffin		784,000	1,568,000	3,136,000

	11/6/2018				36,302	72,604	181,510		7,658,996(4)

	11/6/2018							48,402	3,999,941(5)

Kris Sennesael		250,000	500,000	1,000,000

	11/6/2018				10,164	20,329	50,822		2,144,506(4)

	11/6/2018							13,552	1,119,937(5)

Carlos S. Bori		172,400	344,800	689,600

	11/6/2018				9,801	19,603	49,007		2,067,920(4)

	11/6/2018							13,068	1,079,940(5)

Robert J. Terry		178,400	356,800	713,600

	11/6/2018				6,171	12,342	30,855		1,301,958(4)

	11/6/2018							8,228	679,962(5)

Peter L. Gammel		164,000	328,000	656,000

	11/6/2018				3,630	7,260	18,150		765,857(4)

	11/6/2018							4,840	399,978(5)

(1)
The amounts shown represent the potential value of awards earned under the Incentive Plan. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.” For a more complete description of the Incentive Plan, please see description above under “Components of Compensation—Short-Term Incentives.”
(2)
The amounts shown represent shares potentially issuable pursuant to the FY19 PSAs granted on November 6, 2018, under the Company’s 2015 Long-Term Incentive Plan, as described above under “Components of Compensation—Long-Term Stock-Based Compensation.”
(3)
Represents shares underlying RSU awards granted under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests over four years at a rate of twenty-five percent (25%) per year commencing one year after the date of grant and on each subsequent anniversary of the grant date for the following three years, provided the executive remains employed by the Company through each such vesting date.
(4)
Reflects the grant date fair value of the FY19 PSAs, computed in accordance with the provisions of ASC 718, using (a) a Monte Carlo simulation (which weights the probability of multiple potential outcomes) to value the portion of the award related to TSR percentile ranking, and (b) a price of $82.64 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on November 6, 2018, to value the portion of the award related to non-GAAP EBITDA growth, assuming performance at the “target” level. For a description of the assumptions used in calculating the fair value of equity awards granted in fiscal year 2019 under ASC 718, see Note 9 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 14, 2019.
(5)
Reflects the grant date fair value of the RSUs granted on November 6, 2018, computed in accordance with the provisions of ASC 718 using a price of $82.64 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on November 6, 2018.

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Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2019.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(1)

Liam K. Griffin	21,500	10,750(2)	84.89	11/9/2022	46,356(5)	3,591,199	9,290(11)	719,696

	18,250	18,250(3)	64.59	5/11/2023	9,271(6)	718,224	18,151(12)	1,406,158

	13,211	26,422(4)	77.66	11/9/2023	6,500(7)	503,555	18,151(13)	1,406,158

					7,725(8)	598,456

					18,581(9)	1,439,470

					48,402(10)	3,749,703

Kris Sennesael	30,000	10,000(14)	75.22	8/29/2023	11,202(5)	867,819	3,238(11)	250,848

	6,386	6,384(4)	77.66	11/9/2023	3,231(6)	250,306	5,082(12)	393,703

					6,250(15)	484,188	5,082(13)	393,703

					1,866(8)	144,559

					6,475(9)	501,618

					13,552(10)	1,049,873

Carlos S. Bori	1,500	—	60.97	11/10/2021	10,816(5)	837,916	3,238(11)	250,848

	3,894	1,297(2)	84.89	11/9/2022	3,231(6)	250,306	4,900(12)	379,603

	3,083	6,164(4)	77.66	11/9/2023	1,802(8)	139,601	4,900(13)	379,603

					6,475(9)	501,618

					13,068(10)	1,012,378

Robert J. Terry	1,483	1,483(2)	84.89	11/9/2022	7,904(5)	612,323	2,023(11)	156,722

	2,253	4,504(16)	75.91	11/10/2023	2,019(6)	156,412	3,085(12)	238,995

					1,316(17)	101,951	3,085(13)	238,995

					4,047(9)	313,521

					8,228(10)	637,423

Peter L. Gammel	15,000	5,000(2)	84.89	11/9/2022	8,498(5)	658,340	1,619(11)	125,424

	4,844	4,844(4)	77.66	11/9/2023	1,615(6)	125,114	1,815(12)	140,608

					1,416(8)	109,698	1,815(13)	140,608

					3,237(9)	250,770

					4,840(10)	374,955

(1)
Reflects a price of $77.47 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on September 27, 2019.

Proxy Statement  |  Page 55

(2)
These options were granted on November 9, 2015, and vested at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 9, 2019.
(3)
These options were granted on May 11, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through May 11, 2020.
(4)
These options were granted on November 9, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 9, 2020.
(5)
Represents shares issuable under the PSAs granted on November 9, 2016 (on November 10, 2016, for Mr. Terry), under the Company’s 2015 Long-Term Incentive Plan (the “FY17 PSAs”). Twenty-five percent (25%) of the shares earned under the FY17 PSAs were issued on each of November 9, 2017, and November 9, 2018, and the remaining fifty percent (50%) of the shares earned were issued on November 9, 2019.
(6)
Represents shares issuable under the PSAs granted on November 7, 2017, under the Company’s 2015 Long-Term Incentive Plan (the “FY18 PSAs”) with respect to an EBITDA growth performance metric, which was measured over a one-year performance period consisting of the Company’s fiscal year 2018. Fifty percent (50%) of the shares earned under the FY18 PSAs with respect to the EBITDA growth performance metric were issued on November 7, 2018, and the remaining fifty percent (50%) of the shares earned with respect to such metric were issued on November 7, 2019.
(7)
Represents shares issuable under an RSU award granted on May 11, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through May 11, 2020.
(8)
Represents shares issuable under an RSU award granted on November 9, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 9, 2020.
(9)
Represents shares issuable under an RSU award granted on November 7, 2017, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 7, 2021.
(10)
Represents shares issuable under an RSU award granted on November 6, 2018, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 6, 2022.
(11)
Represents shares issuable under the FY18 PSAs with respect to a TSR percentile ranking performance metric, assuming achievement at the “threshold” level of performance. This portion of the FY18 PSAs, which is subject to a three-year performance period, will be issued on November 7, 2020, to the extent earned and provided that the executive meets the continued employment condition.
(12)
Represents shares issuable under the FY19 PSAs (awarded on November 6, 2018, as described above under “Components of Compensation—Long-Term Stock-Based Compensation”) with respect to the non-GAAP EBITDA growth performance metric, assuming achievement at the “threshold” level of performance. This portion of the FY19 PSAs, which originally was scheduled to vest in two equal tranches on November 6, 2019, and November 6, 2020, was cancelled upon the Compensation Committee’s determination on November 5, 2019, that the performance condition had not been satisfied.
(13)
Represents shares issuable under the FY19 PSAs with respect to the TSR percentile ranking performance metric, assuming achievement at the “threshold” level of performance. This portion of the FY19 PSAs, which is subject to a three-year performance period as described above, will be issued on November 6, 2021, to the extent earned and provided that the executive meets the continued employment condition.
(14)
These options were granted on August 29, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through August 29, 2020.
(15)
Represents shares issuable under an RSU award granted on August 29, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through August 29, 2020.
(16)
These options were granted on November 10, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 10, 2020.
(17)
Represents shares issuable under an RSU award granted on November 10, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 10, 2020.

Option Exercises and Stock Vested Table

The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Liam K. Griffin	28,750	805,931	53,433	4,188,614

Kris Sennesael	—	—	18,175	1,414,894

Carlos S. Bori	—	—	12,155	964,088

Robert J. Terry	1,750	32,743	8,500	669,267

Peter L. Gammel	4,500	64,913	9,681	758,289

(1)
The value realized on exercise is based on the amount by which the market price of a share of the Company’s common stock on the dates of exercise exceeded the applicable exercise price per share of the exercised option.
(2)
The value realized upon vesting is determined by multiplying (a) the number of shares underlying the stock awards that vested, by (b) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the applicable vesting date.

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Potential Payments Upon Termination or Change in Control

Mr. Griffin

On May 11, 2016, in connection with the appointment of Mr. Griffin as Chief Executive Officer, the Company entered into an amended and restated Change in Control / Severance Agreement with Mr. Griffin (the “Griffin Agreement”). The Griffin Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change in control, Mr. Griffin either (i) is terminated without cause, or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Griffin under either of these circumstances would consist of: (i) a lump-sum payment equal to two (2) times the sum of (A) his then-current annual base salary immediately prior to such termination and (B) the Bonus Amount (as defined below); (ii) full acceleration of the vesting of all of Mr. Griffin’s outstanding stock options, which stock options would become exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares under outstanding PSAs that are earned but unissued and that he would have earned had he remained employed through the end of the applicable performance period; and (iii) provided he is eligible for and timely elects to continue receiving group medical coverage, certain COBRA continuation for him and his eligible dependents (“COBRA continuation”) for up to fifteen (15) months after the termination date. The Bonus Amount is an amount equal to the greater of (x) the average of the short-term cash incentive awards received for the three (3) years prior to the year in which the termination occurs, and (y) the target annual short-term cash incentive award for the year in which the termination occurs.

The Griffin Agreement also sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending two (2) years following a change in control, Mr. Griffin’s employment is either (i) terminated by the Company without cause, or (ii) terminated by him for good reason (a “Qualifying Termination”). The severance benefits provided to Mr. Griffin in such circumstances would consist of the following: (i) a lump-sum payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount (as defined below); (ii) all of Mr. Griffin’s then-outstanding stock options would become exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date. The CIC Bonus Amount is an amount equal to the greater of (x) the average of the annual short-term cash incentive awards received for the three (3) years prior to the year in which the change of control occurs and (y) the target annual short-term cash incentive award for the year in which the change of control occurs.

The Griffin Agreement also provides that in the event of a Qualifying Termination, Mr. Griffin is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not

Proxy Statement  |  Page 57

agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

In the event of Mr. Griffin’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), the Griffin Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). The Griffin Agreement also provides that if Mr. Griffin’s death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares would become vested and issuable to him after the performance period ends. In addition, all outstanding stock options would be exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

The Griffin Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term from May 11, 2016, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or Mr. Griffin timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to Mr. Griffin under the Griffin Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Additionally, the Griffin Agreement requires that Mr. Griffin sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Griffin Agreement and contains a non-solicitation provision applicable to Mr. Griffin while he is employed by the Company and for twelve (12) months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the Griffin Agreement. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in his base compensation, authority, duties, responsibilities, or budget over which he retains authority; (ii) a requirement that Mr. Griffin report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iii) a material change in his office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

Messrs. Sennesael, Bori, Gammel, and Terry

The Company entered into Change in Control / Severance Agreements with each of Messrs. Gammel, Sennesael, Bori, and Terry on December 16, 2014, August 29, 2016, November 9, 2016, and November 10, 2016, respectively. Each such Change in

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Control / Severance Agreement is referred to herein as a “CIC Agreement.”

Each CIC Agreement sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the executive officer’s employment is either (i) terminated by the Company without cause, or (ii) terminated by the executive for good reason (for each such executive, a “Qualifying Termination”). The severance benefits provided to the executive in such circumstances would consist of the following: (i) a lump sum payment equal to one and one-half (1 1/2) times (two (2) times, in the case of Mr. Gammel) the sum of (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of the executive’s then-outstanding stock options would remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date.

Each CIC Agreement also provides that in the event of a Qualifying Termination, the executive is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

Each CIC Agreement also sets out severance benefits outside a change in control that become payable if the executive’s employment is terminated by the Company without cause. The severance benefits provided to the executive under such circumstance would consist of the following: (i) in the case of Mr. Gammel, a lump sum payment equal to the sum of (x) his annual base salary, and (y) any short-term cash incentive award then due, and in the case of Messrs. Sennesael, Bori, and Terry, biweekly compensation continuation payments for a period of twelve (12) months, with each such compensation continuation payment being equal to the aggregate payment amount divided by twenty-six (26), where the aggregate payment is equal to the sum of (x) his annual base salary, and (y) any short-term cash incentive award then due; (ii) all then-vested outstanding stock options would remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation coverage for up to twelve (12) months after the termination date.

In the event of the executive’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), each CIC Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). Each CIC Agreement also provides that for a performance-based equity award where the executive’s death or permanent disability occurs prior to the end of the performance period, such award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned

Proxy Statement  |  Page 59

pursuant to the terms of such award had the executive remained employed through the end of the performance period, and such earned shares would become vested and issuable to the executive after the performance period ends. In addition, all outstanding stock options would remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Each CIC Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or the executive timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to each executive under his CIC Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Additionally, each CIC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement. The CIC Agreement for Mr. Gammel contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. The CIC Agreement for each of Messrs. Sennesael, Bori, and Terry contains non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the CIC Agreements.

Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in the executive’s base compensation, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the executive’s supervisor; (iii) a material change in the executive’s office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

The following table summarizes the payments and benefits that would be made to the Named Executive Officers as of September 27, 2019, in the following circumstances as of such date:

•
termination without cause outside of a change in control;
•
termination without cause or for good reason in connection with a change in control; and
•
in the event of a termination of employment because of death or disability.

Page 60  |  Proxy Statement

The accelerated equity values in the table reflect a price of $77.47 per share, which was the closing sale price of the Company’s common stock on the

Nasdaq Global Select Market on September 27, 2019. The table does not reflect any equity awards made after September 27, 2019.

Name	Benefit	Termination w/o Cause Outside Change in Control ($)(1)	Termination w/o Cause or for Good Reason, After Change in Control ($)	Death/Disability ($)

Liam K. Griffin(2)	Salary and Short-Term Incentive	5,096,000(3)	6,370,000(4)	—
	Accelerated Options	235,060	235,060	235,060
	Accelerated RSUs	6,291,184	6,291,184	6,291,184
	Accelerated PSAs	11,373,526	11,373,526	11,373,526
	Medical	21,612	25,934	—

	TOTAL	23,017,382	24,295,704	17,899,770

Kris Sennesael(2)	Salary and Short-Term Incentive	500,000(5)	1,500,000(6)	—
	Accelerated Options	—	22,500	22,500
	Accelerated RSUs	—	2,180,238	2,180,238
	Accelerated PSAs	—	3,194,708	3,194,708
	Medical	18,853	28,280	—

	TOTAL	518,853	6,925,726	5,397,446

Carlos S. Bori(2)	Salary and Short-Term Incentive	431,000(5)	1,163,700(6)	—
	Accelerated Options	—	—	—
	Accelerated RSUs	—	1,653,597	1,653,597
	Accelerated PSAs	—	3,108,561	3,108,561
	Medical	18,853	28,280	—

	TOTAL	449,853	5,954,138	4,762,158

Robert J. Terry(2)	Salary and Short-Term Incentive	446,000(5)	1,204,200(6)	—
	Accelerated Options	—	7,026	7,026
	Accelerated RSUs	—	1,052,895	1,052,895
	Accelerated PSAs	—	2,038,391	2,038,391
	Medical	18,853	28,280	—

	TOTAL	464,853	4,330,792	3,098,312

Peter L. Gammel(2)	Salary and Short-Term Incentive	410,000(5)	1,476,000(7)	—
	Accelerated Options	—	—	—
	Accelerated RSUs	—	735,423	735,423
	Accelerated PSAs	—	1,596,734	1,596,734
	Medical	18,853	28,280	—

	TOTAL	428,853	3,836,437	2,332,157

(1)
For Mr. Griffin, includes amounts payable pursuant to a termination for good reason outside of a change in control.
(2)
Excludes the value of accrued vacation/paid time off required by law to be paid upon termination.
(3)
Represents an amount equal to two (2) times the sum of (A) Mr. Griffin’s annual base salary as of September 27, 2019, and (B) an Incentive Plan payment, which is equal to Mr. Griffin’s “target” short-term cash incentive award for fiscal year 2019, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2016, 2017, and 2018.
(4)
Represents an amount equal to two and one-half (2 1/2) times the sum of (A) Mr. Griffin’s annual base salary as of September 27, 2019, and (B) an Incentive Plan payment, which is equal to Mr. Griffin’s “target” short-term cash incentive award for fiscal year 2019, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2016, 2017, and 2018.
(5)
Represents an amount equal to the Named Executive Officer’s annual base salary as of September 27, 2019.
(6)
Represents an amount equal to one and one-half (1 1/2) times the sum of (A) the Named Executive Officer’s annual base salary as of September 27, 2019, and (B) an Incentive Plan payment, which is equal to the Named Executive Officer’s “target” short-term cash incentive award for fiscal year 2019, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to the Named Executive Officer for fiscal years 2016, 2017, and 2018.
(7)
Represents an amount equal to two (2) times the sum of (A) Mr. Gammel’s annual base salary as of September 27, 2019, and (B) an Incentive Plan payment, which is equal to Mr. Gammel’s “target” short-term cash incentive award for fiscal year 2019, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Gammel for fiscal years 2016, 2017, and 2018.

Proxy Statement  |  Page 61

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. For fiscal year 2019:

•
The annual total compensation of our Chief Executive Officer was $13,660,593.
•
The annual total compensation of our median compensated employee was $21,852.
•
Based on the foregoing, we estimate that our Chief Executive Officer’s total annual compensation was approximately 625 times that of our median employee.

To determine the median of the annual total compensation of our employees, we applied the following methodology and material assumptions:

•
We did not use the de minimis exception to exclude any non-U.S. employees. We have a globally diverse workforce with total headcount of approximately 9,200 as of September 27, 2019, of which approximately 7,000 are located outside the United States, primarily in locations employing large direct labor forces such as Mexico and Singapore where wages are significantly lower than in the United States. The median employee identified within this employee population as of September 27, 2019, is a full-time employee in our Singapore facility.
•
To identify the median employee, we used a consistently applied compensation measure that included total taxable earnings paid to our employees in the most recently completed taxable year in their respective jurisdictions. This included base salary, overtime pay, shift premiums, recognition bonuses, annual cash incentive awards, and long-term stock-based incentive awards. We annualized the compensation of permanent, full-time, and part-time employees who were hired after the beginning of the most recently completed taxable year in their respective jurisdictions.

•
Using this consistently applied compensation measure, we identified an employee at the median and calculated such employee’s total compensation for fiscal year 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K.
•
We did not use any cost-of-living adjustments in identifying the median employee.
•
The annual total compensation of our Chief Executive Officer is the amount reported in the “Total” column of our Summary Compensation Table for fiscal year 2019.

We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Director Compensation

The Board of Directors sets the compensation for the Company’s non-employee directors, after receiving the recommendations of the Compensation Committee. In formulating its recommendations, the Compensation Committee seeks and receives input from Aon/Radford related to the amounts, terms and conditions of director cash compensation and stock-based compensation awards, with the goal of establishing non-employee director compensation that is similar to, and competitive with, the compensation of non-employee directors at peer companies in the semiconductor industry.

Cash Compensation

Non-employee directors of the Company are paid, in quarterly installments, an annual retainer of $70,000 (which increased to $75,000 as of February 2020). Additional annual retainers for Chairman, Lead Independent Director, and/or committee service (paid in quarterly installments) are as follows: any non-employee Chairman of the Board ($130,000); the Lead Independent Director, if one has been appointed ($50,000); the Chairman of the Audit Committee ($30,000); the Chairman of the Compensation Committee ($20,000); the Chairman of the Nominating and Governance Committee ($15,000); non-chair member of Audit Committee ($12,000, which increased to $15,000 as of February 2020); non-chair member of Compensation Committee ($10,000); and non-chair member of Nominating and Corporate Governance Committee ($5,000, which increased to $7,500 as of February 2020). In addition, the Compensation Committee continues to retain discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director for extraordinary service during a fiscal year.

Equity Compensation

Currently, following each annual meeting of stockholders, each non-employee director who is reelected will receive a grant of RSUs having a value of approximately $200,000. Any newly appointed non-employee director will receive an initial equity grant of RSUs having a value of approximately $200,000. The number of shares subject to a non-employee director’s initial RSU award or annual award is determined by dividing the approximate value of the award, as stated above, by the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for each trading day during the 30 consecutive trading day period ending on, and including, the grant date. Unless otherwise determined by the Board of Directors, (a) a non-employee director’s initial equity grant of RSUs will vest in three (3) equal annual installments on the first three anniversaries of the date of grant, and (b) a non-employee director’s annual equity grant of RSUs will vest on the first anniversary of the date of grant. In the event of a change in control of the Company, any outstanding options and RSUs awarded under the 2008 Director Long-Term Incentive Plan will become fully exercisable and deemed fully vested, respectively.

No director who is also an employee receives separate compensation for services rendered as a director. Mr. Griffin is currently the only director who is also an employee of the Company.

Proxy Statement  |  Page 63

Director Compensation Table

The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

David J. Aldrich, Chairman of the Board	200,000	192,834	392,834

Christine King, Lead Independent Director	117,780	192,834	310,614

David J. McLachlan, Former Lead Independent Director	82,802	—	82,802

Alan S. Batey	7,609	188,949	196,558

Kevin L. Beebe	90,784	192,834	283,618

Timothy R. Furey	86,333	192,834	279,167

Balakrishnan S. Iyer	96,699	192,834	289,533

David P. McGlade	89,667	192,834	282,501

Robert A. Schriesheim	90,000	192,834	282,834

Kimberly S. Stevenson	74,484	192,834	267,318

(1)
The non-employee members of the Board of Directors who held such positions on September 27, 2019, held the following aggregate number of unexercised stock options, unvested RSU awards, and unearned, unvested performance share awards (assuming achievement at the “threshold” level of performance) as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Shares Subject to Unvested RSUs	Number of Unearned Performance Share Awards that Have Not Vested

David J. Aldrich, Chairman of the Board	137,560	2,294	8,361

Christine King, Lead Independent Director	—	2,294	—

Alan S. Batey	—	2,521	—

Kevin L. Beebe	—	2,294	—

Timothy R. Furey	—	2,294	—

Balakrishnan S. Iyer	—	2,294	—

David P. McGlade	—	2,294	—

Robert A. Schriesheim	—	2,294	—

Kimberly S. Stevenson	—	3,638	—

(2)
Reflects the grant date fair value of 2,294 RSUs granted on May 8, 2019, to each non-employee director elected at the 2019 Annual Meeting of Stockholders, computed in accordance with the provisions of ASC 718 using a price of $84.06 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on May 8, 2019. For Mr. Batey, reflects the grant date fair value of 2,521 RSUs granted on August 29, 2019, upon his initial appointment to the Board of Directors, computed in accordance with the provisions of ASC 718 using a price of $74.95 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on August 29, 2019.

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Director Stock Ownership Requirements

We have adopted Director Stock Ownership guidelines with the objective of more closely aligning the interests of our directors with those of our stockholders. The minimum number of shares of the Company’s common stock that the Director Stock Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $75,000) multiplied by five (5), divided by the fair market value of the Company’s common stock (rounded to the nearest 100 shares). For purposes of the Director Stock Ownership guidelines, the fair market value of the

Company’s common stock is the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. All of our directors have met the stock ownership guidelines as of the date hereof (with the exception of Ms. Stevenson and Mr. Batey, who are not required to comply with the guidelines until the fifth anniversary of their respective appointments to the Board of Directors).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2020 Annual Meeting of Stockholders.

THE COMPENSATION COMMITTEE
Christine King, Chairman David P. McGlade Robert A. Schriesheim

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 PROPOSAL 4:

Approval of Amendment to the 2002 Employee Stock Purchase Plan

The Board of Directors believes it is in the best interest of the Company to encourage stock ownership by employees of the Company. The Company’s 2002 Employee Stock Purchase Plan (the “ESPP”) affords employees of the Company the opportunity to purchase shares of the Company’s common stock at a discount through regular payroll deductions. The Company believes the ESPP enhances its ability to seek and retain the services of highly skilled persons to serve as employees of the Company, and at the same time, encourages employee stock ownership. Under the ESPP, the Company has currently reserved 8.38 million shares of common stock to provide eligible employees with opportunities to purchase shares. As there would be an insufficient number of shares available for continuing the ESPP through the end of fiscal year 2020, on November 5, 2019, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESPP that increases the number of shares of common stock authorized for purchase under the plan from 8.38 million to 9.88 million (the “ESPP Amendment”).

We are asking stockholders to approve the ESPP Amendment. Apart from the ESPP Amendment, no other terms or conditions of the ESPP will change. With the approval of the ESPP Amendment by the stockholders, it is the intention of the Company to have the ESPP continue to qualify as an “employee stock purchase plan” under Section 423 of the IRC, which may provide certain tax benefits to employees as described below. As of March 12, 2020, and without giving effect to the ESPP Amendment, there were 5,309 shares available for future purchase under the ESPP.

In addition, if the ESPP Amendment is approved, the Company intends to continue providing non-U.S. employees with the opportunity to purchase shares of the Company’s common stock at a discount pursuant to Skyworks’ Non-Qualified Employee Stock Purchase Plan (“NQ ESPP”) by taking all necessary action to make available an additional 400,000 shares of common stock under the NQ ESPP, which action is not subject to stockholder approval. If the ESPP Amendment is not approved by the stockholders, the Company will not be able to continue to offer employees an opportunity to participate in the ESPP in the future once the shares that remain available for issuance thereunder are exhausted. Further, if the ESPP Amendment is not approved, the Company will not take any action to increase the number of shares available under the NQ ESPP and will discontinue such plan when the remaining shares available under the NQ ESPP have been exhausted.

Description of the ESPP as Proposed to be Amended

Below is a brief summary of the ESPP, as proposed to be amended. The full text of the ESPP, as proposed to be amended, is attached as Exhibit A to the electronic copy of this Proxy Statement that is filed with the Securities and Exchange Commission (accessible via www.sec.gov) and may be accessed from our website, www.skyworksinc.com. In addition, a copy of the ESPP may be obtained from the Secretary of the Company.

The summary of the ESPP set forth below assumes the approval of the ESPP Amendment and is qualified in its entirety by reference to the ESPP as proposed to be amended. As noted above, other than the change to the ESPP proposed to be made by the ESPP Amendment, no other terms or conditions of the ESPP will change.

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Eligibility

All employees of the Company and its participating subsidiaries who are employed by the Company at least ten (10) business days prior to the first day of the applicable offering period are eligible to participate in the ESPP, except for (i) any employee whose customary employment is for less than twenty (20) hours per week or for less than five (5) months in any calendar year and (ii) any employee who owns stock representing five percent (5%) or more of the total combined voting power or value of all classes of the Company’s common stock. An employee’s rights under the ESPP terminate when he or she ceases to be an employee. The Company’s non-employee directors are not eligible to participate in the ESPP.

Participation

The number of shares that participants may purchase under the ESPP is discretionary and the value of the Company’s common stock purchased by participants under the ESPP will vary based on the fair market value of the Company’s common stock on an offering period’s commencement date or termination date. Accordingly, the number of shares that will be purchased by our employees and executive officers in the future are not currently determinable.

Offering Periods

The Compensation Committee of the Board of Directors establishes the offering periods; however, an offering period may not extend for more than twenty-four (24) months. Subject to the foregoing, the offering periods will generally consist of six month periods commencing on each August 1 and February 1 and terminating on each January 31 and July 31, respectively.

Purchase Options

On the commencement date of each offering period, the Company will grant to each participant an option to purchase on the termination date of each offering period at the Option Exercise Price (as defined below), that number of full shares of common stock equal to the amount of each participant’s accumulated payroll deductions made during the offering period, up to a maximum of 1,000 shares. This maximum may be increased or decreased as set forth in the ESPP. If the participant’s accumulated payroll deductions on the termination date would result in a purchase of more than the maximum allowed under the plan, the excess deductions will be refunded to the participant, without interest.

The Option Exercise Price for each offering period is the lesser of: (i) eighty-five percent (85%) of the fair market value (as defined in the ESPP) of the common stock on the offering commencement date, or (ii) eighty-five percent (85%) of the fair market value of the common stock on the offering termination date, in either case rounded up to the next whole cent. If the participant’s accumulated payroll deductions on the last day of the offering period would otherwise enable the participant to purchase common stock in excess of the limitation prescribed under Section 423(b)(8) of the IRC, the excess will be refunded by the Company, without interest.

Option Exercise

Each participant in the ESPP on the termination date of each offering period will be deemed to have exercised his or her option on such date and to have purchased from the Company such number of full shares of common stock reserved for the ESPP as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price (so long as such participant remained employed at the termination date), subject to the maximums and limitations set forth in the ESPP.

Stock Subject to the ESPP

After giving effect to the ESPP Amendment, an aggregate of 9,880,000 shares of common stock have been authorized for issuance under the ESPP since its inception. If there are any unexercised options granted under the ESPP that expire or terminate or options that cease to be exercisable, the unpurchased shares subject to such option will again be available under the ESPP. If the number of shares of common stock available for any offering period is insufficient to

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satisfy the requirements for that offering period, the available shares for that offering period shall be apportioned among participating employees in proportion to their options.

Initial Eligibility and Participation

An eligible employee may enter the ESPP by enrolling and authorizing payroll deductions not later than ten (10) business days before the next commencement date. Unless the participant files a revised authorization, or withdraws from the ESPP, his or her participation under the enrollment on file will continue as long as the ESPP remains in effect.

A participant may withdraw in full from the ESPP prior to the termination date, in which event the Company will refund without interest the entire balance of such participant’s deductions not previously used to purchase common stock under the ESPP. Upon termination of the participant’s employment because of death, the person(s) entitled to receipt of the common stock and/or cash shall have the right to elect, either (i) to withdraw, without interest, all of the payroll deductions credited to the participant’s account under the ESPP, or (ii) to exercise the participant’s option for the purchase of shares of common stock on the next offering termination date following the date of the employee’s death.

The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon.

Deduction Amounts

An employee may authorize payroll deductions from 1% to 10% (in whole number percentages only) of his or her eligible compensation (as defined in the ESPP). An employee may not make any additional payments into such account. Only full shares of common stock may be purchased. Any balance remaining in an employee’s account after a purchase will, to the extent not refunded as set forth above, be carried forward to the next offering period. Payroll deductions may not be increased, decreased or suspended by a participant during an offering period.

Termination and Amendment

The ESPP may be terminated at any time by the Company’s Board of Directors or, if sooner, when all of the shares of common stock reserved for the ESPP have been purchased. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the ESPP, subject to certain restrictions set forth in the ESPP.

Sale of Stock Purchased Under the ESPP

An employee may sell stock purchased under the ESPP at any time the employee chooses, subject to compliance with Company trading policies, any applicable federal or state securities laws, and subject to certain restrictions imposed under the ESPP.

Administration and Cost

The Company bears all costs of administering and carrying out the ESPP, and the ESPP may be administered by the Compensation Committee, or such other committee as may be appointed by the Board of Directors of the Company.

The Company will indemnify each member of the Board of Directors and the Compensation Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under the ESPP.

Application of Funds

The proceeds received by the Company from the sale of common stock pursuant to options granted under the ESPP may be used for any corporate purposes, and the Company is not obligated to segregate participating employees’ payroll deductions.

Changes in Common Stock

If the Company should subdivide or reclassify the common stock, or should declare thereon any dividend payable in shares of such common stock, or should take any other action of a similar nature affecting such common stock, then the number and class of shares of common stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

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Merger or Consolidation

If the Company should merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the ESPP and refund without interest the entire balance of each participant’s deductions, or (ii) entitle each participant to receive on the offering termination date upon the exercise of such option for each share of common stock as to which such option shall be exercised the securities or property to which a holder of one share of the common stock was entitled upon and at the time of such merger or consolidation. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

Federal Income Tax Consequences

The following summarizes certain United States federal income tax considerations for employees participating in the ESPP and certain tax effects to the Company. This summary, however, does not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant’s death. This summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state, local and foreign) of exercising his or her rights under the ESPP.

The amounts deducted from an employee’s pay under the ESPP will be included in the employee’s compensation subject to United States federal income tax, and the Company will withhold taxes on these amounts. Generally, the employee will not recognize any additional income at the time options are granted pursuant to the ESPP or at the time the employee purchases shares under the ESPP.

If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the offering period in which the employee acquired such shares, the employee will recognize ordinary compensation income (i.e., not capital gain income) at the time of such disposition in an amount equal to the excess, of the fair market value of the shares on the day the shares were purchased over the amount the employee paid for the shares. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s tax basis in the shares (generally, the fair market value of the shares on the day of purchase). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year. The holding period for determining whether the gain or loss realized is short or long term will not begin until the employee has purchased shares under the ESPP.

If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the offering period in which the employee acquired the shares, the employee will recognize ordinary compensation income at the time of such disposition in an amount equal to the lesser of:

•
the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares; or
•
15% of the fair market value of the shares measured as of the first business day of the offering period in which the shares were purchased.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s tax basis in the shares. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year and otherwise will be short-term capital gain or loss.

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If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the offering period in which such shares were purchased, the Company generally will be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary compensation income recognized by the employee as a result of such disposition. If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the offering period in which the employee acquired the shares, the Company will not be entitled to any deduction for United States federal income tax purposes with respect to the options or the shares issued upon their exercise. Any deduction by the Company is subject to the limitations of Section 162(m) of the IRC.

Plan Benefits

New Plan Benefits

Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

Existing Plan Benefits

Only employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. Pursuant to SEC rules, the following table sets forth the number of shares subject to stock options granted under the ESPP from September 25, 2002 (when the ESPP was first adopted by the Board of Directors) through the date hereof.

Name	Number of Shares Subject to Stock Options (#)

Liam K. Griffin, President and Chief Executive Officer	12,868

Kris Sennesael, Senior Vice President and Chief Financial Officer	1,078

Carlos S. Bori, Senior Vice President, Sales and Marketing	3,152

Robert J. Terry, Senior Vice President, General Counsel and Secretary	20,498

Peter L. Gammel, Former Chief Technology Officer	5,524

All current executive officers as a group	38,426

All employees (excluding current executive officers) as a group	8,336,265

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Equity Compensation Plan Information

As of September 27, 2019, the Company has the following equity compensation plans under which its equity securities were authorized for issuance to its employees and/or directors:

•
the 2002 Employee Stock Purchase Plan
•
the Non-Qualified Employee Stock Purchase Plan
•
the 2005 Long-Term Incentive Plan
•
the AATI 2005 Equity Incentive Plan
•
the 2008 Director Long-Term Incentive Plan
•
the 2015 Long-Term Incentive Plan

Except for the Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”), each of the foregoing equity compensation plans was approved by the Company’s stockholders. A description of the material features of the Non-Qualified ESPP is provided below under the heading “Non-Qualified Employee Stock Purchase Plan.”

The following table presents information about these plans as of September 27, 2019.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)

Equity compensation plans approved by security holders	1,273,688(1)	65.38	12,787,571(2)

Equity compensation plans not approved by security holders	—	—	66,367(3)

TOTAL	1,273,688	65.38	12,853,938

(1)
Excludes 1,576,852 unvested shares under restricted stock and RSU awards and 1,095,779 unvested shares under PSAs, which figure assumes achievement of performance goals under the FY19 PSAs at target levels.
(2)
Includes 136,811 shares available for future issuance under the 2002 Employee Stock Purchase Plan, 12,032,017 shares available for future issuance under the 2015 Long-Term Incentive Plan, and 618,743 shares available for future issuance under the 2008 Director Long-Term Incentive Plan. No further grants will be made under the AATI 2005 Equity Incentive Plan or the 2005 Long-Term Incentive Plan.
(3)
Represents shares available under the Non-Qualified ESPP.

Non-Qualified Employee Stock Purchase Plan

The Company maintains the Non-Qualified ESPP to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified ESPP is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

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 INTRODUCTION TO PROPOSALS 5-8:

Elimination of Supermajority Vote Provisions from Our Charter

The Charter currently includes a number of supermajority voting provisions. At the Company’s 2016 Annual Meeting, we presented five Company proposals that, if approved by the stockholders, would have removed all existing supermajority voting provisions from the Charter. However, despite the recommendation of the Board of Directors in favor of all five proposals, only one of the five proposals (which required the affirmative vote of only two-thirds of the shares of the Company’s outstanding common stock) passed.

Following the approval by our stockholders of a stockholder proposal presented at our 2019 Annual Meeting requesting that the Board of Directors take steps to remove the supermajority provisions in the Charter, we engaged in formal stockholder outreach to solicit institutional stockholders’ feedback regarding the reintroduction for stockholder vote of four proposals that did not pass in 2016. The majority of institutional stockholders with whom we spoke expressed their preference that the four proposals be reintroduced.

After taking into consideration the approval by our stockholders of the stockholder proposal in 2019 and the feedback from stockholders following the 2019 Annual Meeting, the Board of Directors has directed that the four proposals that did not pass in 2016 be again presented at the Annual Meeting for stockholder approval. Specifically, our Board of Directors has adopted and approved amendments to our Charter to remove the supermajority voting provisions and to make certain other changes as described below, subject to approval by the Company’s stockholders as set forth in the Charter.

The Board of Directors believes that the changes set forth in Proposals 5-8 are advisable and in the best interests of our stockholders. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously approved the proposed amendments and declared them to be advisable, and recommends that the

Company’s stockholders adopt and approve the proposed amendments.

Different voting standards apply to the various provisions proposed to be amended and, accordingly, different votes are required for the approval of Proposals 5-8, as specified in each proposal below. We are submitting these amendments to our stockholders as separate items so that our stockholders are able to express their views on each amendment separately. None of the proposals is conditioned upon approval of any other proposal; each proposal may be approved or rejected independently.

The Company recognizes the high voting thresholds that must be surpassed in order to approve Proposals 5-8 (80% of shares outstanding, in the case of Proposals 5, 7, and 8, and 90% of shares outstanding, in the case of Proposal 6) and that fewer than 80% of the Company’s outstanding shares of common stock were present in person or represented by proxy at our most recent annual meeting. In order to increase the number of shares represented at the Annual Meeting and with the objective of obtaining sufficient votes to approve Proposals 5-8, the Company has engaged its proxy solicitor, D.F. King & Co., to undertake a targeted solicitation of both institutional and retail investors.

The proposals that are approved by our stockholders at the 2020 Annual Meeting will be reflected in a Certificate of Amendment to our Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware following the meeting. Our Board of Directors reserves the right, at any time prior to the effectiveness of the filing of the Certificate of Amendment, to abandon the proposed amendments.

The following description of the proposed amendments to our Charter is a summary and is qualified by the full text of the proposed amendments, which is attached to this Proxy Statement as Appendix A.

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 PROPOSAL 5:

Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provisions Relating to Stockholder Approval of a Merger or Consolidation, Disposition of All or Substantially All of Our Assets, or Issuance of a Substantial Amount of Our Securities

The Charter currently requires, in addition to any other vote required by law, another provision of the Charter, or a contract to which we are party, the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, (a) for the adoption of any agreement for the merger or consolidation of the Company with or into any Other Corporation (as defined in the Charter), or (b) to authorize any sale, lease, exchange, mortgage, pledge, or other disposition of all, or substantially all, of the assets of the Company or any Subsidiary (as defined in the Charter) to any Other Corporation, or (c) to authorize the issuance or transfer by the Company of any Substantial Amount (as defined in the Charter) of securities of the Company in exchange for the securities or assets of any Other Corporation. This supermajority vote is not required if the transaction has been approved by members of the Board of Directors who were directors prior to the time any such Other Corporation involved in the proposed transaction became a Beneficial Owner (as defined in the Charter) of 5% or more of the outstanding shares of stock of the Company entitled to vote for the election of directors. The

Charter also requires the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provisions relating to stockholder approval of such a transaction.

If stockholders approve this Proposal 5, the Charter will be amended to eliminate these supermajority voting requirements, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

The amendment to the Charter that would be effected by approval of this Proposal 5 is shown in the text of Article ELEVENTH, Paragraphs 1 and 5, of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 5

Approval of this amendment at the Annual Meeting requires the affirmative vote of the holders of at least 80% of the shares of our outstanding common stock.

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 PROPOSAL 6:

Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provisions Relating to Stockholder Approval of a Business Combination with Any Related Person

The Charter currently requires the affirmative vote of holders of at least 90% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to approve a Business Combination with any Related Person (each as defined in the Charter), in addition to any other vote required by law or the Charter. The Charter also requires the affirmative vote of holders of at least 90% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provisions relating to stockholder approval of such a Business Combination.

If stockholders approve this Proposal 6, the Charter will be amended to eliminate these supermajority voting requirements, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

The amendment to the Charter that would be effected by approval of this Proposal 6 is shown in the text of Article TWELFTH, Paragraph 2, and Article TENTH, Paragraph 1(B), subpart (ii), of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 6

Approval of this amendment at the Annual Meeting requires the affirmative vote of the holders of at least 90% of the shares of our outstanding common stock.

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 PROPOSAL 7:

Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provision Relating to Stockholder Amendment of Charter Provisions Governing Directors

The Charter currently requires the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provisions governing the duties, number, term, election, removal, and liability of our directors.

If stockholders approve this Proposal 7, the Charter will be amended to eliminate this supermajority voting requirement, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

The amendment to the Charter that would be effected by approval of this Proposal 7 is shown in the text referring to Article SEVENTH within Article TENTH, Paragraph 1(B), subpart (i), of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 7

Approval of this amendment at the Annual Meeting requires the affirmative vote of the holders of at least 80% of the shares of our outstanding common stock.

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 PROPOSAL 8:

Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provision Relating to Stockholder Amendment of the Charter Provision Governing Action by Stockholders

The Charter currently requires the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provision requiring that an action taken by stockholders be effected at an annual or special meeting, and not by written consent.

If stockholders approve this Proposal 8, the Charter will be amended to eliminate this supermajority voting requirement, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

The amendment to the Charter that would be effected by approval of this Proposal 8 is shown in the text referring to Article THIRTEENTH within Article TENTH, Paragraph 1(B), subpart (i), of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 8

Approval of this amendment at the Annual Meeting requires the affirmative vote of the holders of at least 80% of the shares of our outstanding common stock.

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 PROPOSAL 9:

Stockholder Proposal Regarding Right to Act by Written Consent

In accordance with SEC rules, we have set forth below a stockholder proposal from Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden has notified us that he is the beneficial owner of 50 shares of the Company’s common stock and that he intends to present the following proposal at the Annual Meeting. The stockholder proposal will be voted upon at the Annual

Meeting if properly presented. The text of the stockholder’s resolution and the statement the stockholder furnished to us in support thereof appear below, exactly as submitted. The stockholder proposal includes some assertions the Company believes are incorrect. The Company assumes no responsibility for the content or accuracy of the proposal.

Proposal 9 – Right to Act by Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic would have received a still higher vote than 67% at Allstate and Sprint if more shareholders had access to independent proxy voting advice.

This is an additional proposal to improve the governance of our company in the spirit of the 2019 shareholder proposal for a simple majority vote standard in shareholder elections which received 96% support from Skyworks Solutions shareholders.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.

The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

Plus a proxy advisor has set certain minimum requirements for a company adopting written consent in case management is tempted to adopt a “fig leaf” version of written consent.

This proposal topic received 45%-support at The Bank of New York Mellon Corporation (BK) in 2018 and then BK said it adopted written consent in 2019. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. At Capital One Financial Corporation (COF) support for this topic increased from 44% in 2017 to 56% in 2019.

Please vote yes:
 Right to Act by Written Consent – Proposal 9

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Statement of Opposition by the Board of Directors

The Board of Directors has carefully reviewed and considered the stockholder’s proposal and believes it is not in the best interests of the Company’s stockholders. The Board of Directors recommends a vote AGAINST the proposal for the following reasons:

Our stockholders are currently allowed to propose any proper matter for a vote either through a special meeting or at our annual meeting

Permitting action at a meeting of stockholders, whether the annual meeting or a special meeting, is a more transparent and equitable process for stockholders than the written consent process, as it provides all stockholders with the opportunity to consider, deliberate, and vote on proposed stockholder actions. Our governing documents provide protections, such as advance notice to all stockholders, to ensure that business conducted at all annual and special meetings is orderly and well informed. In contrast, enabling a limited group of stockholders to act by written consent would disenfranchise our stockholders who are not given the chance to participate, depriving them of their important rights of engaging with the Board of Directors and with each other to understand alternative points of view that may be in the best interests of stockholders.

Action by written consent, as proposed by the proponent, may cause substantial confusion and disruption

The Board of Directors believes that the right of stockholders to act by written consent is not part of an appropriate corporate governance model for a widely held public company. Permitting stockholder action by written consent would not only allow a small group of stockholders to initiate action with no prior notice to other stockholders or to the Company, but could also result in multiple, even conflicting, written consent proposals being solicited simultaneously by multiple stockholder groups. Stockholders advocating action by written consent have no fiduciary duties to other stockholders, no accountability beyond their own internal stakeholders, and no incentive to avoid the potential duplication, confusion, and disruption associated with written consent proposals. In fact, a written consent right could allow stockholders with special interests, including those who may accumulate a short-term voting position through the borrowing of shares, to undermine the long-term strategic direction established by the Board of Directors and to subvert the best interests of the Company and its stockholders.

The Board of Directors has long maintained high standards of corporate governance through practices that protect the rights of our stockholders

The Board of Directors is committed to sound principles of corporate governance, as described throughout this proxy statement. For example, our governing documents provide: (1) stockholders with the right to call a special meeting, (2) that all directors are elected annually, (3) a majority vote standard to elect directors, and (4) “proxy access,” whereby eligible stockholders may nominate their own director nominees to be included in the Company’s proxy materials. Furthermore, as described in Proposals 5-8 above, the Board of Directors is recommending that stockholders approve amendments to our Charter that would eliminate applicable supermajority voting provisions therein. Our robust corporate governance framework makes the proponent’s proposal unnecessary.

In addition to regular formal engagement with our institutional stockholders, we maintain open lines of communication by which all stockholders are permitted to communicate directly with members of our Board of Directors

As described in this Proxy Statement, we have established a process by which our stockholders may communicate directly with members of the Company’s Board of Directors throughout the year on any topics of interest.

For these reasons, the Board of Directors considers the proponent’s proposal calling for action by written consent without prior notice to all stockholders not to be in the best interests of the Company’s stockholders.

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Security Ownership of Certain Beneficial Owners and Management

To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of March 12, 2020, by the following individuals or entities: (i) each person or entity who beneficially owns five percent (5%) or more of the outstanding shares of the Company’s common stock as of March 12, 2020; (ii) the Named Executive Officers (as defined above under “Information About Executive and Director Compensation”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 12, 2020, there were 169,562,821 shares of the Company’s common stock issued and outstanding.

In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 12, 2020, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Percent of Class

The Vanguard Group, Inc.	18,909,311(3)	11.15%

BlackRock, Inc.	13,702,500(4)	8.08%

Capital Research Global Investors	8,802,918(5)	5.19%

David J. Aldrich	170,872(6)	(*)

Alan S. Batey	—	(*)

Kevin L. Beebe	57,567	(*)

Carlos S. Bori	42,463(6)	(*)

Timothy R. Furey	21,118	(*)

Peter L. Gammel	—	(*)

Liam K. Griffin	101,884(6)	(*)

Balakrishnan S. Iyer	22,726	(*)

Christine King	19,332	(*)

David P. McGlade	72,092	(*)

Robert A. Schriesheim	76,167	(*)

Kris Sennesael	72,679	(*)

Kimberly S. Stevenson	2,967	(*)

Robert J. Terry	15,812(6)	(*)

All current directors and executive officers as a group (14 persons)	685,917(6)	(*)

*
Less than 1%
(1)
Unless otherwise set forth in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, and stockholders have sole voting

Proxy Statement  |  Page 79

  and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)
Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 12, 2020 (the “Current Options”), as follows: Mr. Bori—12,856 shares under Current Options; Mr. Griffin—18,250 shares under Current Options; Mr. Sennesael—39,578 shares under Current Options; current directors and executive officers as a group (14 persons)—70,684 shares under Current Options. Also includes the number of shares of Company common stock to be issued upon the vesting of restricted stock units within sixty (60) days of March 12, 2020 (the “Vesting RSUs”), as follows: Mr. Aldrich—2,294 shares under Vesting RSUs; Mr. Beebe—2,294 shares under Vesting RSUs; Mr. Furey—2,294 shares under Vesting RSUs; Mr. Griffin—6,500 shares under Vesting RSUs; Mr. Iyer—2,294 shares under Vesting RSUs; Ms. King—2,294 shares under Vesting RSUs; Mr. McGlade—2,294 shares under Vesting RSUs; Mr. Schriesheim—2,294 shares under Vesting RSUs; Ms. Stevenson—2,294 shares under Vesting RSUs; current directors and executive officers as a group (14 persons)—29,278 shares under Vesting RSUs.

The table does not reflect the number of shares of Company common stock to be issued pursuant to unvested restricted stock units (the “Unvested RSUs”) that are not scheduled to vest within sixty (60) days of March 12, 2020, as follows: Mr. Batey—2,521 shares under Unvested RSUs; Mr. Bori—41,152 shares under Unvested RSUs; Mr. Griffin—93,068 shares under Unvested RSUs; Mr. Sennesael—51,848 shares under Unvested RSUs; Ms. Stevenson—1,344 shares under Unvested RSUs; Mr. Terry—32,216 shares under Unvested RSUs; current directors and executive officers as a group (14 persons)—250,390 shares under Unvested RSUs.

(3)
Consists of shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”), which has sole voting power with respect to 252,011 shares, shared voting power with respect to 45,766 shares, sole dispositive power with respect to 18,624,467 shares and shared dispositive power with respect to 284,844 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 193,126 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 147,691 shares as a result of its serving as investment manager of Australian investment offerings. With respect to the information relating to Vanguard, the Company has relied on information supplied by Vanguard on a Schedule 13G/A filed with the SEC on February 12, 2020. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Consists of shares beneficially owned by BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 11,762,673 shares and sole dispositive power with respect to 13,702,500 shares which are held by the following of its subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. With respect to the information relating to BlackRock and its affiliated entities, the Company has relied on information supplied by BlackRock on a Schedule 13G/A filed with the SEC on February 6, 2020. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(5)
Consists of shares beneficially owned by Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company. Capital Research has sole voting power and sole dispositive power with respect to 8,802,918 shares. With respect to the information relating to Capital Research, the Company has relied on information supplied by Capital Research on a Schedule 13G/A filed with the SEC on February 14, 2019. The address of Capital Research is 333 South Hope Street, Los Angeles, CA 90071.
(6)
Includes shares held in the Company’s 401(k) Savings and Investment Plan as of March 12, 2020.

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Other Proposed Action

As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual

Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our equity securities to file reports of holdings and transactions in securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4, and 5, and any amendments thereto furnished to us, and written representations provided to us, with respect to fiscal year 2019, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock with respect to such fiscal year were timely made, with the exception of two late Form 4 filings made by Mr. Furey: the first on June 18, 2019, to report a transaction dated as of June 13, 2019, and the second on September 17, 2019, to report a transaction dated as of September 12, 2019.

Solicitation Expenses

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile, or other electronic means by directors, officers, or employees of the Company, who will receive no additional compensation for any such services. We have retained D.F. King & Co. to assist in the solicitation of proxies, at a total cost to the Company of approximately $30,000 to $40,000. This increase in expense from prior years results from the Company’s decision to solicit stockholder votes for the Annual Meeting more actively than it has done so in the past, as described above under “Introduction to Proposals 5-8: Elimination of Supermajority Vote Provisions from Our Charter.”

Electronic Delivery of Proxy Materials

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address. Stockholders may elect to view all future annual reports, proxy statements, and notices on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail, or via the Internet.

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Annual Report on Form 10-K and Stockholder List

A copy of our 2019 Annual Report accompanies this Proxy Statement. You also may obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for fiscal year 2019, as filed with the SEC, via the Company’s website at www.skyworksinc.com, or upon written request addressed to Investor Relations:

Skyworks Solutions, Inc.
5221 California Avenue
Irvine, CA 92617

A list of stockholders of record as of March 12, 2020, will be available for inspection during ordinary business hours at our executive offices in Irvine, CA, from April 24, 2020, to May 6, 2020, as well as online during our Annual Meeting.

Stockholder Proposals

Proposals to be considered for inclusion in the proxy materials for the Company’s 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must meet the requirements of Rule 14a-8 and be delivered in writing to the General Counsel and Secretary of the Company at its executive offices at 5221 California Avenue, Irvine, CA 92617, no later than November 27, 2020. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company’s 2021 Annual Meeting.

According to the applicable provisions of our By-laws, if a stockholder wishes to present a proposal at our 2021 Annual Meeting outside the processes of Rule 14a-8, with such proposal not to be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to the Secretary of the Company at the address noted above no earlier than the close of business on January 6, 2021, and no later than the close of business on February 5, 2021. In the event that the 2021 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2020 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2021 Annual Meeting and no later than the later of 90 days prior to the 2021 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2021 Annual Meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have “discretionary” authority to vote on the stockholder’s proposal. Even if a stockholder makes timely notification, the proxies may still exercise “discretionary” authority in accordance with the SEC’s proxy rules.

Our board of directors encourages stockholders to attend the Annual Meeting online. Whether or not you plan to attend, you are urged to submit a proxy promptly in one of the following ways:

•
by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose;
•
by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or
•
by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card.

A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.

Page 82  |  Proxy Statement

 APPENDIX A:

Provisions of Charter Subject to Potential Amendment

The following provisions of our Charter are those implicated by Proposals 5-8. In this Appendix A, deletions and additions that would be effected by the proposed amendments are indicated by strikethroughs and underlining, respectively:

SEVENTH:

1.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

2.     Except as otherwise provided by law and except as hereinafter otherwise provided for filling vacancies, the directors of the Corporation shall be elected at each annual meeting of stockholders. Each director so elected shall hold office until the annual meeting of stockholders following the annual meeting at which such director was elected and until a successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. The terms of office of each director serving the Corporation as of immediately prior to the effectiveness of the filing of this Certificate of Amendment under the General Corporation Law of the State of Delaware (the “Effective Time”) whose term of office did not expire at the 2011 annual meeting of stockholders of the Corporation shall nonetheless expire at the Effective Time, such that the directors elected at the 2011 annual meeting of stockholders of the Corporation effective upon the Effective Time to succeed such directors shall commence their term of office at the Effective Time, for a term expiring at the next annual meeting of stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

3.     Vacancies resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders to occur following their election. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

4.     Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Seventh as one class of stock.

5.     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or

Appendix A  |  Page 83

(iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

TENTH:

1.     AMENDMENT OF CERTIFICATE OF INCORPORATION. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner hereafter set forth, and all rights conferred upon stockholders herein are granted subject to this reservation.

  A.
  Except as provided in paragraphs 1(B) and (2) of this Article Tenth and in Article Eleventh, any provision of this Certificate of Incorporation may be amended, altered, changed or repealed in the manner now or hereafter prescribed by the statutes of the State of Delaware.

  B.
  Notwithstanding any of the provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of holders of any particular class or series of stock of the Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least the following percentages of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for this purpose as one class of stock, shall be required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, the indicated provisions of this Certificate of Incorporation:

  (i)
  ~~80%~~ (1) in the case of Article Seventh ~~or~~and (2) in the case of Article Thirteenth; and

  (ii)
  ~~90%~~ (3) in the case of Article Twelfth.

The foregoing paragraphs 1(B)(i) and (ii) of this Article Tenth may not be amended so as to alter the stockholder vote required by either such paragraph or to adopt any provisions inconsistent with these provisions, except by an amendment that is itself approved by the affirmative vote of the holders of at least the percentage of all shares of all classes of stock of the Corporation as is required to amend the provision or provisions of this Certificate of Incorporation to which such amendment relates.

2.     BY-LAWS. The Board of Directors is expressly authorized to adopt, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of capital stock of the Corporation to adopt, alter or repeal the By-laws made by the Board of Directors; provided, that any such adoption, amendment or repeal by stockholders shall require the affirmative vote of the holders of at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for this purpose as one class of stock. This paragraph 2 of Article Tenth may not be amended so as to alter the stockholder vote specified hereby, nor may any provisions inconsistent with these provisions be adopted, except by an amendment that is itself approved by the affirmative vote of the holders of at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for this purpose as one class of stock.

(1)
If Proposal 7 is approved, insert “a majority”; otherwise retain current threshold of 80%.
(2)
If Proposal 8 is approved, insert “a majority”; otherwise retain current threshold of 80%.
(3)
If Proposal 6 is approved, insert “a majority”; otherwise retain current threshold of 90%.

Page 84  |  Appendix A

ELEVENTH:

1.     Except as set forth in paragraph 2 of this Article Eleventh, the affirmative vote or consent of the holders of ~~80%~~at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (b) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or (c) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, the Certificate of Incorporation of the Corporation or any agreement or contract to which the Corporation is a party.

2.     The provisions of paragraph 1 of this Article Eleventh shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation; provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of stock of the Corporation entitled to vote for the election of directors.

3.     For the purposes of paragraph 2 of this Article, the Board of Directors shall have the power and duty to determine for the purposes of this Article Eleventh, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. Any such determination shall be conclusive and binding for all purposes of this Article Eleventh.

4.     As used in this Article Eleventh, the following terms shall have the meanings indicated:

        “Other Corporation” means any person, firm, corporation or other entity, other than a subsidiary of the Corporation.

        “Subsidiary” means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

        “Substantial Amount” means any securities of the Corporation having a then fair market value of more than $500,000.

        An Other Corporation (as defined above) shall be deemed to be the “Beneficial Owner” of stock if such Other Corporation or any “affiliate” or “associate” of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.), as amended from time to time), directly or indirectly, controls the voting of such stock or has any options, warrants, conversion or other rights to acquire such stock.

5.     This Article Eleventh may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of ~~80%~~at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Eleventh as one class of stock.

Appendix A  |  Page 85

TWELFTH:

1.     The following definitions shall apply for the purpose of this Article Twelfth only:

  A.
  “Announcement Date” shall mean the date of first public announcement of the proposal of a Business Combination.

  B.
  “Business Combination” shall mean:

  (i)
  any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or

  (ii)
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $500,000 or more; or

  (iii)
  the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $500,000 or more; or

  (iv)
  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or

  (v)
  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

  C.
  “Consideration Received” shall mean the amount of cash and the Fair Market Value, as of the Consummation Date, of consideration other than cash received by the stockholder. In the event of any Business Combination in which the Corporation survives, the consideration other than cash shall include shares of any class of outstanding Voting Stock retained by the holders of such shares.

  D.
  “Consummation Date” shall mean the date upon which the Business Combination is consummated.

  E.
  “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

  F.
  “Determination Date” shall mean the date upon which a Related Person became a Related Person.

  G.
  “Exchange Act” shall mean the Securities Exchange Act of 1934 as in effect on May 1, 1983.

Page 86  |  Appendix A

  H.
  “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

  I.
  “Related Person” shall mean any individual, firm, corporation or other entity (other than the Corporation or any Subsidiary) which, together with its Affiliates and Associates (as such terms are defined in Rule 12b-2 under the Exchange Act) and with any other individual, firm, corporation or other entity (other than the Corporation or any Subsidiary) with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, beneficially owns (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly, more than twenty percent of the voting power of the outstanding Voting Stock.

  J.
  “Subsidiary” shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

  K.
  “Voting Stock” shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

2.     In addition to the affirmative vote otherwise required by law or any provision of this Certificate of Incorporation (including without limitation Article Eleventh), except as otherwise provided in paragraph 3, any Business Combination shall require the affirmative vote of the holders of ~~90%~~at least a majority of all Voting Stock, voting together as a single class.

        Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Certificate of Incorporation.

3.     The provisions of paragraph 2 of this Article Twelfth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation (including Article Eleventh), or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any Consideration Received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the

Appendix A  |  Page 87

Corporation, the condition specified in the following paragraph A is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs A and B are met:

  A.
  The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

  B.
  All of the following conditions shall have been met:

  (i)
  The form of the Consideration Received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Related Person has paid for shares of such class of Voting Stock within the two-year period ending on and including the Determination Date. If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of Consideration Received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

  (ii)
  The aggregate amount of Consideration Received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock):

  (a)
  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher; or

  (b)
  the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

  (c)
  in the case of any class of preferred stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

  (iii)
  After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any newly issued share of Voting Stock directly or indirectly from the Corporation except as part of the transaction which results in such Related Person becoming a Related Person.

Page 88  |  Appendix A

    (iv)
    After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person’s capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

    (v)
    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the Board of Directors.

4.     A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any determination is to be made by the Board of Directors) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelfth including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether the applicable conditions set forth in paragraph (2) of Section C have been met with respect to any Business Combination, and (4) whether the assets which are the subject of any Business Combination or the Consideration Received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have an aggregate Fair Market Value of $500,000 or more.

5.     Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

THIRTEENTH:    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Appendix A  |  Page 89

 APPENDIX B:

Unaudited Reconciliations of Non-GAAP Financial Measures

Year Ended

Sept. 27, 2019

(In millions, except per share amounts)
GAAP operating income	$952.0

Share-based compensation expense	80.1

Acquisition-related expenses(a)	2.1

Amortization of acquisition-related intangibles	43.7

Settlements, gains, losses and impairments(b)	80.7

Restructuring and other charges	7.3

Deferred executive compensation	(0.1)

Non-GAAP operating income	$1,165.8

GAAP operating margin %	28.2%

Non-GAAP operating margin %	34.5%

	Year Ended

	Sept. 27, 2019	Sept. 30, 2016	Sept. 27, 2013

GAAP net income per share, diluted	$4.89	$5.18	$1.45

Share-based compensation expense	0.46	0.41	0.37

Acquisition-related expenses(a)	0.01	0.04	0.01

Amortization of acquisition-related intangibles	0.25	0.17	0.15

Settlements, gains, losses and impairments(b)	0.48	0.01	0.01

Restructuring and other charges	0.04	0.02	0.03

Deferred executive compensation	—	0.01	—

PMC-Sierra merger termination fee	—	(0.46)	—

Interest expense on seller-financed debt(c)	—	0.01	—

Tax adjustments(d)	0.04	0.18	0.18

Non-GAAP net income per share, diluted	$6.17	$5.57	$2.20

	Year Ended

	Sept. 27, 2019	Sept. 28, 2018	Sept. 30, 2016	Sept. 27, 2013

GAAP net cash provided by operating activities	$1,367.4	$1,260.6	$1,095.7	$499.7

Capital expenditures	398.4	422.3	189.3	123.8

Free cash flow (Non-GAAP)	969.0	838.3	906.4	375.9

(a)
Acquisition-related expenses represent charges associated with acquisitions completed or contemplated. The figures presented for the fiscal year ended September 27, 2019, include an offset of $3.1 million to record a benefit for fair value adjustments to reduce contingent consideration.

Page 90  |  Appendix B

(b)
During the fiscal year ended September 27, 2019, the Company incurred $83.2 million in charges including $70.4 million consisting primarily of inventory-related charges due to lower expected demand as a result of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List.

(c)
During the fiscal year ended September 30, 2016, the Company recognized $1.1 million in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic Corporation (“Panasonic”). The Company acquired the remaining 34% interest from Panasonic on August 1, 2016.

(d)
Tax adjustments represent adjustments for the use of net operating losses, research and development tax credit carryforwards, deferred tax expenses not affecting taxes payable, charges and/or releases of uncertain tax positions, and tax-deductible share-based compensation expense in excess of GAAP share-based compensation expense. The figure presented for the fiscal year ended September 27, 2013, includes amounts related to the passage of new tax laws.

Discussion Regarding the Use of Non-GAAP Financial Measures

Our annual report and this proxy statement contain some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP operating income and operating margin, (ii) non-GAAP diluted earnings per share, and (iii) non-GAAP free cash flow. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP operating income and operating margin and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, restructuring-related charges, certain deferred executive compensation, merger termination fees, interest expense on seller-financed debt, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

Appendix B  |  Page 91

We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, restructuring-related charges, and certain deferred executive compensation. We calculate non-GAAP diluted earnings per share by excluding from GAAP diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, restructuring-related charges, certain deferred executive compensation, merger termination fees, interest expense on seller-financed debt, and certain tax items.

Free cash flow is a non-GAAP measure calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities. We believe free cash flow provides insight into our liquidity, our cash-generating capability, and the amount of cash potentially available to return to stockholders, as well as our general financial performance.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation—because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses—including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses and Impairments—because such settlements, gains, losses and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring-Related Charges—these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Deferred Executive Compensation—including charges related to any contingent obligation pursuant to an executive severance agreement, because that expense has no direct correlation with our recurring business operations and including such expenses or reversals does not accurately reflect the compensation expense for the period in which incurred.

Merger Termination Fees—because we believe such non-recurring fees have no direct correlation to our business operations or performance during the period in which they are received or for any future period.

Page 92  |  Appendix B

Certain Income Tax Items—including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Appendix B  |  Page 93

 EXHIBIT A:

The Company’s 2002 Employee Stock Purchase Plan, as Amended, as Proposed to be Approved

SKYWORKS SOLUTIONS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1.    Purpose

The Skyworks Solutions, Inc. 2002 Employee Stock Purchase Plan (hereinafter the “Plan”) is intended to provide a method whereby employees of Skyworks Solutions, Inc. (the “Company”) and its participating subsidiaries (as defined in Article 18) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s Common Stock. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Internal Revenue Code.

2.    Eligible Employees

All employees of the Company or any of its participating subsidiaries who are employed by the Company at least ten (10) business days prior to the first day of the applicable Offering Period shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. Except as otherwise provided herein, persons who become eligible employees after the first day of any Offering Period shall be eligible to receive options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. For the purpose of this Plan, the term employee shall not include an employee whose customary employment is less than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Internal Revenue Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Internal Revenue Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.    Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. Subject to approval of the stockholders, the aggregate number of shares which may be issued pursuant to the Plan is 9,880,000 for all Offering Periods, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall again be available under the Plan. If the number of shares of Common Stock available for any Offering Period is insufficient to satisfy all

Exhibit A  |  Page A-1

purchase requirements for that Offering Period, the available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.    Offering Periods and Stock Options

There shall be Offering Periods during which payroll deductions will be accumulated under the Plan. Each Offering Period includes only regular pay days falling within it. The Committee shall be expressly permitted to establish the Offering Periods, including the Offering Commencement Date and Offering Termination Date of any Offering Period, under this Plan; provided, however, that, in no event shall any Offering Period extend for more than twenty-four (24) months. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Plan.

Subject to the foregoing, the Offering Periods shall generally commence and end as follows:

Offering Commencement Dates	Offering Termination Dates
Each August 1	Each January 31
Each February 1	Each July 31

Provided, however, that (i) the Offering Commencement Date and Offering Termination Date of the initial Offering Period under this Plan shall be October 21, 2002 and March 31, 2003, respectively, and (ii) the Offering Commencement Date and Offering Termination Date of the Offering Period immediately following the initial Offering Period under this Plan shall be April 1, 2003 and July 31, 2003, respectively.

On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as hereinafter provided, that number of full shares of Common Stock reserved for the purpose of the Plan, up to a maximum of 1,000 shares, subject to increase or decrease (i) at the discretion of the Committee before each Offering Period or (ii) by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like (the “Share Cap”); provided that such employee remains eligible to participate in the Plan throughout such Offering Period. If the eligible employee’s accumulated payroll deductions on the Offering Termination Date would enable the eligible employee to purchase more than the Share Cap except for the Share Cap, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Share Cap shall be refunded to the eligible employee as soon as administratively practicable by the Company, without interest. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to the next whole cent. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at a price equal to the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five

Page A-2  |  Exhibit A

percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to the next whole cent, as so adjusted.

For purposes of this Plan, the term “fair market value” means, if the Common Stock is listed on a national securities exchange or is on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) Global Select Market system, the closing sale price of the Common Stock on such exchange or as reported on Nasdaq or, if the Common Stock is traded in the over-the-counter securities market, but not on the Nasdaq Global Select Market, the closing bid quotation for the Common Stock, each as published in The Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined on the next regular business day on which shares of Common Stock are traded.

For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the Nasdaq Global Select Market or such national securities exchange on which the Common Stock is listed.

No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Internal Revenue Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded as soon as administratively practicable to the participant by the Company, without interest.

5.    Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price subject to the Share Cap and the Section 423(b)(8) limitation described in Article 4. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option.

If a participant’s accumulated payroll deductions in his or her account are based on a currency other than the U.S. dollar, then on the Offering Termination Date the accumulated payroll deductions in his or her account will be converted into an equivalent value of U.S. dollars based upon the U.S. dollar-foreign currency exchange rate in effect on that date, as reported in The Wall Street Journal, provided that such conversion does not result in an Option Exercise Price which is, in fact, less than the lesser of an amount equal to 85 percent of the fair market value of the Common Stock at the time such option is granted or 85 percent of the fair market value of the Common Stock at the time such option is exercised. The Plan administrators (as defined in Article 19) shall have the right to change such conversion date, as they deem appropriate to effectively purchase shares on any Offering Termination Date, provided that such action does not cause the Plan, or any grants under the Plan, to fail to qualify under Section 423 of the Internal Revenue Code.

Exhibit A  |  Page A-3

6.    Authorization for Entering Plan

An eligible employee may enter the Plan by following a written, electronic or other enrollment process, including a payroll deduction authorization, as prescribed by the Plan administrators under generally applicable rules. Except as may otherwise be established by the Plan administrators under generally applicable rules, all enrollment authorizations shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before an applicable Offering Commencement Date Participation may be conditioned on an eligible employee’s consent to transfer and process personal data and on acknowledgment and agreement to Plan terms and other specified conditions.

The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

Unless an employee files a new authorization, or withdraws from the Plan, his or her deductions and purchases under the authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filing a revised payroll deduction authorization in accordance with the procedures then applicable to such actions. Except as may otherwise be established by the Plan administrators under generally applicable rules, all revised authorizations shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before the next Offering Commencement Date.

7.    Maximum Amount of Payroll Deductions

An employee may authorize payroll deductions in an amount of not less than one percent (1%) and not more than ten percent (10%) (in whole number percentages only) of his or her eligible compensation. Such deductions shall be determined based on the employee’s election in effect on the payday on which such eligible compensation is paid. An employee may not make any additional payments into such account. Eligible compensation means the wages as defined in Section 3401(a) of the Internal Revenue Code, determined without regard to any rules that limit compensation included in wages based on the nature or location or employment or services performed, including without limitation base pay, shift premium, overtime, gain sharing (profit sharing), incentive compensation, bonuses and commissions and all other payments made to the employee for services as an employee during the applicable payroll period, and excluding the value of any qualified or non-qualified stock option granted to the employee to the extent such value is includible in the taxable wages, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for any amounts deferred under Sections 125, 401(k), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) of the Internal Revenue Code or for certain contributions described in Section 457(h)(2) of the Internal Revenue Code that are treated as Company contributions.

8.    Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for that Offering Period. If for any Offering Period the amount of unused payroll

Page A-4  |  Exhibit A

deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.    Change in Payroll Deductions

Unless otherwise permitted by the Committee prior to the commencement of an Offering Period, payroll deductions may not be increased, decreased or suspended by a participant during an Offering Period. However, a participant may withdraw in full from the Plan.

10.  Withdrawal from the Plan

An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan prior to the Offering Termination Date by completing and filing a withdrawal notification with the designated Plan administrator(s) in accordance with the prescribed procedures, in which event the Company will refund as soon as administratively practicable without interest the entire balance of such employee’s deductions not previously used to purchase Common Stock under the Plan. Except as may otherwise be prescribed by the Plan administrators under generally applicable rules, all withdrawals shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before the Offering Termination Date.

An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must re-enroll pursuant to the provisions of Article 6 before the next Offering Commencement Date which cannot, however, become effective before the beginning of the next Offering Period following his withdrawal.

11.  Issuance of Stock

As soon as administratively practicable after each Offering Period the Company shall deliver (by electronic or other means) to the participant the Common Stock purchased under the Plan, except as specified below. The Plan administrators may permit or require that the Common Stock shares be deposited directly with a broker or agent designated by the Plan administrators, and the Plan administrators may utilize electronic or automated methods of share transfer. In addition, the Plan administrators may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares as required to ensure that the Company’s applicable tax withholding obligations are satisfied.

12.  No Transfer or Assignment of Employee’s Rights

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

13.  Termination of Employee’s Rights

Except as set forth in Article 14, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for twenty (20) hours or more per week, or for any other reason. Notwithstanding anything to the contrary contained in Article 10, a withdrawal notice will be considered as

Exhibit A  |  Page A-5

having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded without interest.

Notwithstanding anything to the contrary contained in Article 10, if an employee’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from him or her on the day the interruption occurs.

14.  Death of an Employee

Upon termination of the participating employee’s employment because of death, the person(s) entitled to receipt of the Common Stock and/or cash as provided in this Article 14 shall have the right to elect, by written notice given to the Plan administrators prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the limitations set forth in Article 4), and any excess in such account (in lieu of fractional shares) will be paid to the employee’s estate as soon as administratively practicable, without interest. In the event that no such written notice of election shall be duly received by the Plan administrators, the payroll deductions credited to the employee’s account at the date of the employee’s death will be paid to the employee’s estate as soon as administratively practicable, without interest.

Except as provided in the preceding paragraph, in the event of the death of a participating employee, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee.

15.  Termination and Amendments to Plan

The Plan may be terminated at any time by the Company’s Board of Directors or, if sooner, when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. In the event that the Board of Directors terminates the Plan pursuant to this Article 15, the date of such termination shall be deemed as the Offering Termination Date of the applicable Offering Period in which such termination date occurs. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) except as provided in Articles 3, 4, 24 and 25, increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Internal Revenue Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

16.  Limitations of Sale of Stock Purchased Under the Plan

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Articles 11 and 26.

Page A-6  |  Exhibit A

Each employee agrees by entering the Plan to promptly give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the Common Stock was purchased showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.  Company’s Offering of Expenses Related to Plan

The Company will bear all costs of administering and carrying out the Plan.

18.  Participating Subsidiaries

The term “participating subsidiaries” shall mean any present or future subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation(s) before or after the Plan is approved by the stockholders.

19.  Administration of the Plan

The Plan may be administered by the Compensation Committee, or such other committee as may be appointed by the Board of Directors of the Company (the “Committee”). No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event that the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan (in such event the word “Committee” shall refer to the Board of Directors).

The Committee shall have the authority to construe and interpret the Plan and options, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Without limiting the foregoing, the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan: (i) to determine when and how options to purchase shares of Common Stock shall be granted and the provisions of each Offering Period (which need not be identical); (ii) to designate from time to time which participating subsidiaries of the Company shall be eligible to participate in the Plan; (iii) to determine the Offering Commencement Date and Offering Termination Date of any Offering Period; (iv) to increase or decrease the maximum number of shares which may be purchased by an eligible employee in any Offering Period; (v) to amend the Plan as provided in Article 15, and (vi) generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and the participating subsidiaries.

The Committee may delegate to one or more individuals the day-to-day administration of the Plan. Without limitation, subject to the terms and conditions of this Plan, the President, the Chief Financial Officer of the Company, and any other officer of the Company or committee of officers or employees designated by the Committee (collectively, the “Plan administrators”), shall each be authorized to determine the methods through which eligible employees may elect to participate, amend their participation, or withdraw from participation in the Plan, and establish methods of enrollment by means of a manual or electronic form of authorization or an integrated voice response system. The Plan administrators are further authorized to determine the matters described in Article 11 concerning the means of issuance of Common Stock and the procedures established to permit tracking of disqualifying dispositions of shares or to restrict transfer of such shares.

Exhibit A  |  Page A-7

With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

As soon as administratively practicable after the end of each Offering Period, the Plan administrators shall prepare and distribute or make otherwise readily available by electronic means or otherwise to each participating employee in the Plan information concerning the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

20.  Optionees Not Stockholders

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him.

21.  Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.  Governmental Regulation

The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.  Transferability

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

Page A-8  |  Exhibit A

24.  Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.  Merger or Consolidation

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.  Withholding of Additional Tax

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Exhibit A  |  Page A-9

27.  Approval of Stockholders

This Plan was first adopted by the Board of Directors on September 25, 2002 and amended on January 14, 2003, and approved, as amended, by the stockholders of the Company on March 10, 2003. The Plan was subsequently amended and approved by the stockholders on March 30, 2006, March 27, 2008, and May 11, 2011, and thereafter amended by the Board of Directors on November 8, 2012.

Page A-10  |  Exhibit A

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at www.skyworksinc.com/annualreport.

E96767-Z76356-P31925

SKYWORKS SOLUTIONS, INC. Annual Meeting of Stockholders May 6, 2020, 2:00 p.m. EDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Liam K. Griffin and Robert J. Terry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SKYWORKS SOLUTIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., EDT on May 6, 2020, held virtually at www.virtualshareholdermeeting.com/SWKS2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SWKS2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E96766-Z76356-P31925	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SKYWORKS SOLUTIONS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5, 6, 7, AND 8, AND “AGAINST” PROPOSAL 9.

1.	To elect the following nine individuals nominated to serve as directors of the Company with terms expiring at the next Annual Meeting of Stockholders.

			For	Against	Abstain
	Nominees:								For	Against	Abstain
	1a.	David J. Aldrich	☐	☐	☐
						3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement.		☐	☐	☐
	1b.	Alan S. Batey	☐	☐	☐
	1c.	Kevin L. Beebe	☐	☐	☐	4.	To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan, as Amended.		☐	☐	☐
	1d.	Timothy R. Furey	☐	☐	☐
	1e.	Liam K. Griffin	☐	☐	☐	5.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities.

									☐	☐	☐

	1f.	Christine King	☐	☐	☐
	1g.	David P. McGlade	☐	☐	☐
6.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

	1h.	Robert A. Schriesheim	☐	☐	☐				☐	☐	☐

	1i.	Kimberly S. Stevenson	☐	☐	☐

2.	To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2020.		☐	☐	☐	7.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors.

									☐	☐	☐
8.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders.

									☐	☐	☐

						9.	To approve a stockholder proposal regarding a right by stockholders to act by written consent.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date